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                                                                    EXHIBIT 99.4

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                        XM SATELLITE RADIO HOLDINGS INC.
                                  $250,000,000
                     SERIES A SUBORDINATED CONVERTIBLE NOTES
                              DUE DECEMBER 31, 2004





                        -------------------------------
                                  NOTE PURCHASE
                                    AGREEMENT
                        -------------------------------

                            DATED AS OF JUNE 7, 1999





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                                Table of Contents

                                                                                                                             Page
                                                                                                                             ----
1.          Definitions .......................................................................................................2

2.          Issuance of the Notes.............................................................................................16

3.          Interest and Repayment............................................................................................17
            3.1.        Interest on the Notes.................................................................................17
            3.2.        Interest after Maturity...............................................................................17
            3.3.        Payments and Computations.............................................................................17
            3.4.        Payment at Maturity or Conversion.....................................................................17

4.          Representations, Warranties and Agreements of the Company.........................................................18
            4.1.        Incorporation, Standing, etc..........................................................................18
            4.2.        Subsidiaries..........................................................................................18
            4.3.        Disclosure............................................................................................18
            4.4.        Qualification.........................................................................................18
            4.5.        Authorization of Agreement and Notes..................................................................18
            4.6.        Absence of Defaults and Conflicts.....................................................................18
            4.7.        Absence of Proceedings................................................................................19
            4.8.        Possession of Licenses and Permits....................................................................19
            4.9.        No Violations of Laws.................................................................................19
            4.10.       Internal Accounting Controls..........................................................................19
            4.11.       Tax Returns and Payments..............................................................................20
            4.12.       Indebtedness..........................................................................................20
            4.13.       Title to Properties; Liens............................................................................20
            4.14.       Patents, Trademarks, Authorizations, etc..............................................................20
            4.15.       Governmental Consents.................................................................................20
            4.16.       Investment Company Act................................................................................20
            4.17.       Public Utility Holding Company Act....................................................................21
            4.18.       Restrictions..........................................................................................21
            4.19.       Capitalization........................................................................................21
            4.20.       Seniority of Notes....................................................................................21
            4.21.       Patent Applications...................................................................................21
            4.22.       Material Events.......................................................................................21
            4.23.       Financial Statements..................................................................................23
            4.24.       No Undisclosed Fees...................................................................................23
            4.25.       No Transactions with Affiliates.......................................................................23
            4.26.       Satellite Launch......................................................................................23
            4.27.       Appropriate Technology................................................................................23
            4.28.       CD Radio Litigation...................................................................................23
            4.29.       Registration Rights...................................................................................23

5.          Representations and Warranties of the Investor....................................................................23


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
            5.1.        Risks of Investment...................................................................................24
            5.2.        Investment Experience.................................................................................24
            5.3.        Ability to Bear Risk..................................................................................24
            5.4.        Receipt and Review of Documentation...................................................................24
            5.5.        No General Solicitation by Company....................................................................24
            5.6.        Organization, Good Standing, Corporate Authority......................................................25
            5.7.        Benefit Plan Investor.................................................................................25
            5.8.        No Public Market......................................................................................25
            5.9.        Due Authorization.....................................................................................25
            5.10.       Qualified Institutional Buyer or Accredited Investor..................................................25

6.          Restrictions on Transfer..........................................................................................26
            6.1.        Restrictions; Restrictive Legend......................................................................26

7.          Covenants.........................................................................................................26
            7.1.        Payment of Note and Maintenance of Office.............................................................26
            7.2.        Payment of Taxes and Claims...........................................................................26
            7.3.        Maintenance of Properties and Corporate Existence.....................................................27
            7.4.        Compliance with Law...................................................................................27
            7.5.        Notice................................................................................................28
            7.6.        Merger and Sale of Assets.............................................................................28
            7.7.        Limitation on Transactions with Affiliates and Shareholders...........................................29
            7.8.        Limitation on Indebtedness............................................................................29
            7.9.        Limitation on Restricted Payments.....................................................................29
            7.10.       Limitation on the Issuance and Sale of Capital Stock..................................................30
            7.11.       Limitation on Liens...................................................................................30
            7.12.       Protective Provisions.................................................................................30
            7.13.       Patents...............................................................................................30
            7.14.       Financing Purposes....................................................................................30
            7.15.       Information Rights....................................................................................30
            7.16.       XM Radio System Design................................................................................31
            7.17.       Indemnification for Patent Claims.....................................................................31
            7.18.       Filing of Restated Certificate of Incorporation.......................................................31
            7.19.       Limitation on Grants of Rights........................................................................31

8.          Conversion Provisions.............................................................................................31
            8.1.        Company's Right of Conversion.........................................................................31
            8.2.        Optional Conversion Right.............................................................................31
            8.3.        Issuance of Certificates..............................................................................32
            8.4.        Adjustment to Conversion..............................................................................32
            8.5.        Treasury Shares.......................................................................................35
            8.6.        Fractional Shares.....................................................................................35
            8.7.        Merger of the Company.................................................................................35
            8.8.        Reclassification of Class A Common Stock and/or Class A Convertible Preferred Stock...................35


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
            8.9.        Reservation of Class A Common Stock and Class A Convertible Preferred Stock...........................36
            8.10.       Taxes.................................................................................................36
            8.11.       Certain Events........................................................................................36
            8.12.       No Rights or Liabilities as Shareholders..............................................................37
            8.13.       Automatic Conversion of Class A Convertible Preferred Stock Upon Transfer.............................37
            8.14.       Dividends Paid Between Notice of Conversion and Conversion............................................37

9.          Put Right If No Qualified Initial Public Offering.................................................................37

10.         Registration, Transfer and Substitution of Note...................................................................38
            10.1.       Note Register.........................................................................................38
            10.2.       Transfer and Exchange of Note.........................................................................38
            10.3.       Replacement of Note...................................................................................38

11.         Conditions to Obligations of the Investors........................................................................38

12.         Events of Default; Acceleration...................................................................................40
            12.1.       Nature of Events and Acceleration of Note.............................................................40
            12.2.       Default Remedies......................................................................................41
            12.3.       Notice of Default.....................................................................................41

13.         Seniority of Notes................................................................................................42

14.         Expenses .........................................................................................................42

15.         Survival .........................................................................................................42

16.         Amendments and Waivers............................................................................................42

17.         Notices ..........................................................................................................42

18.         Execution in Counterparts.........................................................................................43

19.         Binding Effect....................................................................................................43

20.         GOVERNING LAW; CHOICE OF FORUM; JURY TRIAL WAIVER.................................................................43

21.         Miscellaneous.....................................................................................................43
            21.1.       Conflict..............................................................................................43
            21.2.       Severability..........................................................................................43
            21.3.       No Waiver.............................................................................................44
            21.4.       Further Assurances....................................................................................44


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ATTACHMENTS:
            2(a)        Principal Amounts of Notes
            5.7         Benefit Plan Investor
            17          Notices

EXHIBIT A: Form of Notes


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                             NOTE PURCHASE AGREEMENT

       NOTE PURCHASE AGREEMENT, dated as of June 7, 1999, by and between XM SATELLITE RADIO HOLDINGS INC., a Delaware corporation with its principal office located at 1250 23rd Street N.W., Suite 57, Washington, D.C. 20037 (the "Company"), and each of the investors listed on Attachment 2(a) hereto, (each, an "Investor," and collectively, the "Investors"), (collectively, the "Parties," and each, a "Party").

                              W I T N E S S E T H:

       WHEREAS, the Company is engaged in the development of a satellite digital audio radio service in the United States;

       WHEREAS, the Company desires to receive financing in the aggregate principal amount of Two Hundred Fifty Million Dollars ($250,000,000) (the "Financing") for (i) capital expenditures, (ii) working capital and (iii) repaying certain loans from WorldSpace, Inc., (collectively, the "Financing Purposes");

       WHEREAS, each of the Investors desires to provide the Company the Financing for the Financing Purposes through the purchase of Series A Subordinated Convertible Notes due December 31, 2004 (each as hereinafter defined a "Convertible Note" or a "Note" and collectively the "Convertible Notes" or "Notes"), substantially in the form attached hereto as Exhibit A;

       WHEREAS, upon the consummation of the XM Exchange Agreement (as defined below), American Mobile shall be the holder of all the issued and outstanding shares of Capital Stock of the Company;

       WHEREAS, the Company, American Mobile, WorldSpace, Inc. and Baron Asset Fund Series have entered into a certain letter agreement (the "Baron Asset Fund Letter Agreement") dated as of January 15, 1999, pursuant to which Baron (as defined below), from and after the completion of a substantial public or private equity financing by the Company of $100 million or more, shall benefit, on a "most favored nation" basis, from any reduction in the restrictions on transfer, improvements in rights to receive information regarding the Company and any registration rights accepted by any other investor in the Company pursuant to the terms of such financing;

       WHEREAS, each Investor is aware of the rights granted to Baron under the Baron Asset Fund Letter Agreement; and

       WHEREAS, the Parties desire to set forth the terms and conditions of and to provide for the issuance by the Company of the Convertible Notes described herein.

       NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

       1. Definitions The following terms when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

       Accredited Investor: means

       (i) Any bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity.

       (ii) Any broker or dealer registered pursuant to section 15 of the Exchange Act.

       (iii) Any insurance company as defined in Section 2(13) of the Securities Act.

       (iv) Any investment company registered under the Investment Company Act or a business development company as defined in section 2(a)(48) of that Act.

       (v) Any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act.

       (vi) Any private business development company as defined in section 202(a)(22) of the Advisers Act.

       (vii)  Any director or executive officer of the Company.

       (viii) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000.

       (ix) Any natural person who had an individual income in excess of $200,000 in each of the last two calendar years, or joint income with that person's spouse, in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current calendar year.

       (x) Any entity with total assets at the time of purchase of the Note in excess of $5,000,000, which was not formed for the purpose of investing in a Note and which is one of the following:

               (A) a corporation; or

               (B) a partnership; or

               (C) a Massachusetts or similar business trust; or

               (D) a tax-exempt organization described in Section 501(c)(3) of the Internal Revenue Code.



       (xi) Any trust with total assets in excess of $5,000,000 which was not formed for the purpose of investing in a Note and whose purchase of a Note has been directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the investment.

       (xii) Any employee benefit plan within the meaning of Title I of ERISA which satisfies at least one of the following conditions:

               (A) it has total assets in excess of $5,000,000; or

               (B) the investment decision is being made by a plan fiduciary which is a bank, savings and loan association, insurance company or registered investment adviser; or

               (C) it is a self-directed plan (i.e., a tax-qualified defined contribution plan in which a participant may exercise control over the investment of assets credited to his or her account) and the decision to invest is made by those participants investing, and each such participant qualifies as an accredited investor.


       (xiii) Any employee benefit plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions, which has total assets in excess of $5,000,000.

       (xiv) Any entity in which all of the equity owners are persons described above.

       Advisers Act: means the Investment Advisers Act of 1940, as amended.

       Affiliate: means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

       Agreement: means this Note Purchase Agreement (including any Schedules and Exhibits hereto), as it may from time to time be amended, supplemented or modified in accordance with its terms.

       Agreements and Instruments: have the meaning specified in Section 4.6.

       American Mobile: means American Mobile Satellite Corporation, a Delaware corporation with its principal office located at 10802 Parkridge Blvd., Reston VA 20191-5416.

       American Mobile Exchange Agreement: means the exchange, amendment and recapitalization agreement dated on or about the date hereof among American Mobile and the Company, providing for the restructuring of the Investment of American Mobile in the Company, substantially in a form consistent with the Term Sheet.

       Bankruptcy: means, with respect to any Person, the happening of any of the following events:


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

       (i) such Person shall commence a proceeding or make an application or petition to a court or other judicial or administrative forum for an order that such Person be declared bankrupt or insolvent or be wound up or that an order be entered for the liquidation, reorganization or for other relief with respect to the debts of such Person or that a provisional liquidator be appointed;

       (ii) any application shall be made or any involuntary case or proceeding shall be commenced against such Person seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, administrator or other similar official of it or any substantial part of its property, (unless the application is withdrawn, struck out or dismissed, or the case or proceeding is dismissed or terminated, within 30 days of it being made); or

       (iii) a liquidator is appointed for such Person.

       Baron Asset Fund Letter Agreement: has the meaning specified in the Recitals.

       Baron: means Baron Asset Fund, acting on behalf of Baron Asset Fund Series, and any Person under common control.

       Benefit Plan Investor: means any: (i) employee benefit plan (as defined in Section 3(3) of ERISA, whether or not such plan is subject to the provision of Title I of ERISA), (ii) any plan described in Section 4975(e)(1) of the Internal Revenue Code, or (iii) any entity whose underlying assets include plan assets by reason of a plan's Investment in the entity.

       Board or Board of Directors: means the Board of Directors of the Company or a committee consisting of one or more directors lawfully exercising the relevant powers of the Board.

       Board Resolution: means a resolution duly adopted by the Board of Directors, certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

       Business Day: means any day other than a Saturday, Sunday or any other day on which commercial banks are authorized or required by law to be closed in New York City, the District of Columbia or, in the case of the determination of LIBOR, London, England.

       Capital Stock: means, with respect to any Person, any and all shares, interests, warrants, options, participations, rights to acquire or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether now outstanding or issued subsequent hereto, including, without limitation, all series and classes of Common Stock and Preferred Stock.

       Capitalized Interest: has the meaning specified in Section 3.1.

       Capitalized Lease: means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental

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obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person; and "Capitalized Lease Obligations" means the discounted present value of the rental obligations under such lease.

       Capitalized Lease Obligations: has the meaning specified under the definition of "Capitalized Lease."

       CARIBSS-1 Satellite: means the satellite held by WorldSpace International Network known as "CARIBSS-1" or "AmeriStar."

       Change of Control: means the acquisition by any Person or any group of persons acting in concert, other than American Mobile or an Affiliate of American Mobile, of more than 50% of the voting securities of the Company.

       Citibank, N.A.: means Citibank, N.A., a bank organized under the laws of the United States.

       Class A Common Stock: means the Class A Common Stock, par value $0.01 per share, of the Company, having one (1) vote per share.

       Class B Common Stock: means the Class B Common Stock, par value $0.01 per share, of the Company, having three (3) votes per share.

       Class C Common Stock: means the Class C Common Stock, par value $0.01 per share, of the Company, having zero (0) votes per share.

       Class A Convertible Preferred Stock: means the Class A Convertible Preferred Stock, par value $1.00 per share, of the Company, having zero (0) votes per share.

       Clear Channel: means Clear Channel Communications Inc., a Texas corporation.

       Clear Channel Operational Assistance Agreement: means that certain agreement by and between Clear Channel and the Company dated on or about the date hereof, related to certain operational matters involving the Company.

       Closing: means the consummation of the transactions contemplated by this Agreement, including the sale and purchase of the Notes.

       Closing Date: means the date of closing of the XM Exchange Agreement or such later date as the Parties hereto shall mutually agree.

       Columbia Capital: means Columbia XM Radio Partners LLC, a limited liability company.

       Commission: means the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

       Common Stock: means all classes of the common stock, $0.01 par value per share, of the Company, any stock into which such common stock shall have been changed or any stock resulting from any capital reorganization or reclassification of such common stock, and all other stock of any class or classes (however designated) of the Company the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions of any shares entitled to preference.

       Company: has meaning specified in the Preamble.

       Compensation Committee: means the committee of the Board of Directors responsible for executive compensation and issuances of employee stock under the Company's Stock Plan.

       Confidential Memorandum: has the meaning specified in Section 5.4.

       Conversion Price: means $509,711 per share, as such price may be adjusted pursuant to this Agreement.

       Conversion Stock: has the meaning specified in Section 2(c).

       Convertible Note: has the meaning specified in Section 2.

       Convertible Notes: has the meaning specified in Section 2.

       Currency Agreement: means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any of its Subsidiaries against fluctuations in currency values to or under which the Company or any of its Subsidiaries is a party or a beneficiary on the date hereof or becomes a party or a beneficiary thereafter.

       DIRECTV: means DIRECTV Enterprises, Inc., a Delaware corporation.

       DIRECTV Operational Assistance Agreement: means that certain agreement by and between DIRECTV, Inc. and the Company dated on or about the date hereof, relating to certain operational matters involving the Company.

       Disclosure Schedule: means the written disclosures to the representations and warranties of the Company delivered to the Investors in connection with this Agreement.

       Disqualified Stock: means any class or series of Capital Stock of any Person that by its terms or otherwise is (i) required to be redeemed prior to the Stated Maturity of the Notes, (ii) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the Notes, or (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Notes.

       ERISA: means the Employee Retirement Income Security Act of 1974, as amended.

       Event of Default: has the meaning specified in Section 12.1.

       Exchange Act: means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, all as the same shall be in effect at the time.

       Fair Market Value: means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a Board Resolution; provided that for purposes of Section 9 of this Agreement determining the Fair Market Value of a Note, such value shall be determined by a firm of investment bankers of national standing, selected by the Holders exercising a put under Section 9, with the consent of the Company, such consent not to be unreasonably withheld, with such firm valuing the equity value of the Company on an as-converted basis, without taking account of a control premium or a minority discount.

       Family of Investment Companies: has the meaning specified under the definition of "Qualified Institutional Buyer."

       Federal Bankruptcy Code: means Title 11, United States Code.

       FCC: means the Federal Communications Commission.

       FCC License: means the Company's license from the FCC to operate its satellite digital audio radio service in the United States.

       Financing: has the meaning specified in the Recitals.

       Financing Purposes: has the meaning specified in the Recitals.

       GAAP: means generally accepted accounting principles in the United States of America as in effect as of the date hereof, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

       GM: means General Motors Corporation, a Delaware corporation.

       Governmental Licenses: has the meaning specified in Section 4.8.

       Guarantee: means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance, or supply funds for the purchase, or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term

"Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

       High Yield Debt: means secured or unsecured debt securities issued by the Company in a registered public offering or an offering to Qualified Institutional Buyers and/or institutional Accredited Investors under Rule 144A of the Securities Act of at least $50 million after the Closing Date, with or without attached warrants or quasi-equity rights.

       Holder: means, with respect to each Note, the Person in whose name such
Note is registered in the register maintained by the Company pursuant to Section 10.

       Holders: means, with respect to the Notes, all persons in whose names such Notes are registered in the register maintained by the Company pursuant to this Agreement.

       HSR Act: means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

       Hughes: means Hughes Space and Communications International, Inc., a Delaware corporation.

       Incur: means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness; provided, that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

       Indebtedness: means, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto, but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in (i) or (ii) above or (v), (vi) or (vii) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables, (v) all obligations of such Person as lessee under Capitalized Leases, (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the Fair Market Value of such asset at such date of determination and (B) the amount of such Indebtedness, (vii) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person and (viii) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided, however, that (A) the amount outstanding at any time with respect to any Indebtedness issued with original issue discount is the original issue price (plus any accreted value thereon) of such Indebtedness and (B) Indebtedness shall not include any liability for federal, state, local or other taxes.

       Interest Capitalization Date: has the meaning specified in Section 2(a).

       Interest Period: has the meaning specified under the definition of "LIBOR."

       Interest Rate: means a rate per annum of LIBOR plus 5% of the unpaid principal amount of the Note (including without limitation any Capitalized Interest).

       Interest Rate Agreement: means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect the Company or any Subsidiaries of the Company against fluctuations in interest rates in respect of Indebtedness to or under which the Company or any of its Subsidiaries is a party or a beneficiary on the date hereof or becomes a party or a beneficiary hereafter, provided that the notional principal amount thereof does not exceed the principal amount of the Indebtedness of the Company and its Subsidiaries that bears interest at floating rates.

       Internal Revenue Code: means the Internal Revenue Code of 1986, as amended.

       Investment: in any Person means any direct or indirect advance, loan or other extension of credit (including without limitation by way of Guarantee or similar arrangement, but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the balance sheet of the Company or its Subsidiaries) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person.

       Investment Company Act: means the Investment Company Act of 1940, as amended.

       Investor and Investors: has the meaning specified in the Preamble.

       Investor Note: has the meaning specified in Section 2.

       ITU: means the International Telecommunication Union.

       LIBOR: means (i) the arithmetic mean (rounded upward, if necessary, to the nearest 1/100th of 1%) of the offered quotations (expressed as a rate per annum) for Dollar deposits for the then next occurring six month period (each an "Interest Period") as at 11:00 A.M., London time, on the day two London Business Days prior to the first day of such Interest Period as set forth on the Reuters information display page entitled "LIBO" (or such other page as may replace the LIBO page on that system for the purpose of displaying London interbank offered rates) (the "Reuters Screen") available to subscribers of the Reuters electronic display terminal, provided that two or more such offered quotations are available on the Reuters Screen; or

       (ii) if fewer than two such offered quotations are available on the Reuters Screen, or if the Reuters Screen is unavailable, the arithmetic mean (rounded upwards, if necessary, to the nearest 1/100th of 1%) of the respective rates notified to Citibank, N.A. by at least three money center banks in the London interbank market as the rate at which it is offered Dollar deposits and in an amount equal or comparable to the Note and for the Interest Period at or about 11:00 A.M., London time, on the day two London Banking Days prior to the first day of such Interest Period.

       Lien: means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

       Madison Dearborn: means Madison Dearborn Capital Partners III, L.P., Madison Dearborn Special Equity III, L.P., and Special Advisors Fund I, LLC.

       Material: means material in relation to the business, operations, affairs, financial condition, assets, or properties of the Company and its Subsidiaries taken as a whole.

       Material Adverse Effect: means a material adverse effect on the properties, business, operations, earnings, assets, liabilities or financial condition of the Company and the Subsidiaries, taken as a whole, or on the ability of the Company or its Subsidiaries to perform their respective obligations under this Agreement, the Note or any of the Transaction Documents.

       Maturity Date: has the meaning specified in Section 2, as it may be modified or amended pursuant to the terms hereof.

       Note: has the meaning specified in Section 2.

       Notes: has the meaning specified in Section 2.

       OnStar Distribution Agreement: means the distribution agreement between GM/OnStar, a division of General Motors Corporation, and XM Satellite Radio Inc. providing for the installation and distribution of XM receivers in General Motors automobiles.

       Party or Parties: has the meaning specified in the preamble to this Agreement.

       Permitted Investment: means (i) short-term cash investments; (ii) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP; and (iii) stock, obligations or securities received in satisfaction of judgments.

       Permitted Liens: means (i) Liens for taxes, assessments, governmental charges or claims that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (ii) statutory and common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers' acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (v) easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Company or its Subsidiaries; (vi) Liens (including extensions and renewals thereof) upon real or personal property acquired after the date hereof; provided that (a) such Lien is created solely for the purpose of securing Indebtedness Incurred, in accordance with Section 7.8, (1) to finance the cost of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within six (6) months after the later of the acquisition, the completion of construction or the commencement of full operation of such property or (2) to refinance any Indebtedness previously so secured, (b) the principal amount of the Indebtedness secured by such Lien does not exceed one hundred percent (100%) of such cost and (c) any Lien permitted by this clause shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item; (vii) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Subsidiaries, taken as a whole; (viii) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Company or its Subsidiaries relating to such property or assets; (ix) any interest or title of any Person in the property subject to the Satellite Contract; (x) Liens arising from filing Uniform Commercial Code financing statements regarding leases; (xi) Liens in favor of the Company or its Subsidiaries; (xii) Liens arising from the rendering of a final judgment or order against the Company or its Subsidiaries that does not give rise to an Event of Default; (xiii) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (xiv) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (xv) Liens encumbering customary initial deposits and margin deposits, and other Liens that are within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness under Interest Rate Agreements and Currency Agreements and forward contracts, options, future contracts, futures options or similar agreements or arrangements designed solely to protect the Company or its Subsidiaries from fluctuations in interest rates, currencies or the price of commodities; (xvi) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Subsidiaries in the ordinary course of business in accordance with the past practices of the Company and its Subsidiaries prior to the date hereof; (xvii) Liens on receivables to secure receivables-based financing permitted under Section 7.8; and (xviii) Liens in respect of Indebtedness permitted or approved under Section 7.8; (xix) Liens existing on the date hereof and disclosed herein; (xx) Liens granted after the date hereof on any assets or Capital Stock of the Company or its Subsidiaries created in favor of the holder of the Notes; (xxi) Liens with respect to the assets of any Subsidiaries of the Company granted by such Subsidiaries to the Company to secure Indebtedness owing to the Company.

       Person: means any individual, partnership, corporation, joint venture, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

       Potential Event of Default: means an event or condition which, with notice or lapse of time or both, would become an Event of Default.

       Preferred Stock: as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

       Qualified Initial Public Offering: has the meaning specified in Section 8.1.

       Qualified Institutional Buyer: means:

       (i) Any of the following entities, acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with the entity:

                (A) Any insurance company as defined in section 2(13) of the
            Securities Act;

                (B) Any investment company registered under the Investment
            Company Act or any business development company as defined in section 2(a)(48) of that act;

                (C) Any Small Business Investment Company licensed by the U.S.
            Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958 (the "Small Business Investment Act");

                (D) Any plan established and maintained by a state, its
            political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees;

                (E) Any employee benefit plan within the meaning of Title I of
            ERISA;

                (F) Any trust fund whose trustee is a bank or trust company and whose participants are exclusively plans of the types identified in paragraph (a)(i)(D) or (E) above, except trust funds that include as participants individual retirement accounts or H.R. 10 plans;

                (G) Any business development company as defined in section
            202(a)(22) of the Advisers Act;


                (H) Any organization described in section 501(c)(3) of the
            Internal Revenue Code, corporation (other than a bank as defined in section 3(a)(2) of the Securities Act or a savings and loan association or other institution referenced in section 3(a)(5)(A) of Securities Act or a foreign bank or savings and loan association or equivalent institution), partnership, or Massachusetts or similar business trust; and

                (I) Any investment adviser registered under the Advisers Act.

       (ii) Any dealer registered pursuant to section 15 of the Exchange Act, acting for its own account or the accounts of other Qualified Institutional Buyers, that in the aggregate owns and invests on a discretionary basis at least $10 million of securities of issuers that are not affiliated with the dealer, provided, however, that securities constituting the whole or a part of an unsold allotment to or subscription by a dealer as a participant in a public offering shall not be deemed to be owned by such dealer.

      (iii)Any dealer registered pursuant to section 15 of the Exchange Act acting in a riskless principal transaction on behalf of a Qualified Institutional Buyer.

      (iv) Any investment company registered under the Investment Company Act, acting for its own account or for the accounts of other Qualified Institutional Buyers, that is part of a family of investment companies which own in the aggregate at least $100 million in securities of issuers, other than issuers that are affiliated with the investment company or are part of such family of investment companies. "Family of investment companies" means any two or more investment companies registered under the Investment Company Act, except for a unit investment trust whose assets consist solely of shares of one or more registered investment companies, that have the same investment adviser (or, in the case of unit investment trusts, the same depositor), provided, however, that for purposes of this section:


                (A) Each series of a series company (as defined in Rule 18f-2 under the Investment Company Act) shall be deemed to be a separate investment company; and

                (B) Investment companies shall be deemed to have the same
            adviser (or depositor) if their advisers (or depositors) are majority-owned subsidiaries of the same parent, or if one investment company's adviser (or depositor) is a majority-owned subsidiary of the other investment company's adviser (or depositor).

      (v) Any entity, all of the equity owners of which are Qualified Institutional Buyers, acting for its own account or the accounts of other Qualified Institutional Buyers, and

      (vi) Any bank as defined in section 3(a)(2) of the Securities Act, any savings and loan association or other institution as referenced in section 3(a)(5)(A) of the

   Securities Act, or any foreign bank or savings and loan association or equivalent institution, acting for its own account or the accounts of other Qualified Institutional Buyers, that in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with it and that has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements, as of a date not more than 16 months preceding the date of sale of the Notes in the case of a U.S. bank or savings and loan association, and not more than 18 months preceding such date of sale for a foreign bank or savings and loan association or equivalent institution.

       Registration Rights Agreement: means the registration rights agreement by and among the Parties hereto, American Mobile and Baron to be entered into at Closing, containing the terms set forth in the Term Sheet and other customary terms and conditions.

       Regulatory Agreement: means that certain regulatory agreement by and among American Mobile, WorldSpace, Inc., WorldSpace International Network, and the Company, dated on or about the date hereof.

       Repayment Event: means any event or condition which gives the holder of any note, debenture or other evidence of Indebtedness (or any Person acting on such holder's behalf) the right to require, pursuant to an acceleration of claims or prior to the Stated Maturity thereof, the repurchase, redemption or repayment of all or a portion of such Indebtedness by the Company or its Subsidiaries.

       Requisite Approval: means written approval, consent or waiver by the Holders of a majority of the aggregate outstanding principal amount of the Convertible Notes.

       Responsible Officer: shall mean the Chairman, President, Chief Executive Officer, Chief Financial Officer or General Counsel of the Company.

       Reuters Screen: has the meaning specified under the definition of "LIBOR."

       Satellite Contract: means the Satellite Purchase Contract for In-Orbit Delivery by and between XM Satellite Radio Inc. and Hughes dated March 20, 1998, as amended from time to time.

       Schedules: means the schedules attached to the Disclosure Schedule.

       Securities: has the meaning specified in Section 5.1.

       Securities Act: means the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

       Shareholders' Agreement: means the shareholders' agreement by and among the Company, the Investors and American Mobile to be entered into at Closing containing the terms set forth in the Term Sheet.

       Small Business Investment Act: has the meaning specified under the definition of "Qualified Institutional Buyer."

       Stated Maturity: means, (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (ii) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

       Stock Plan: means any duly approved employee restricted stock plan and/or stock option incentive plan of the Company, including without limitation the Company's 1998 Shares Award Plan dated as of June 1, 1998, any amendments and/or restatements thereof.

       Subsidiaries: means, with respect to any Person, any corporation, association or other business entity of which more than fifty percent (50%) of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person or one or other Subsidiaries of such Person.

       Tax: means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Internal Revenue Code
Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

       TCM Group: means Telcom, Columbia Capital and Madison Dearborn.

       TCM Group Operational Assistance Agreement: means that certain agreement by and between an entity to be formed by the TCM Group and the Company dated on or about the date hereof, related to certain operational matters involving the Company.

       Telcom: means Telcom-XM Investors L.L.C., a Delaware limited liability company.

       Term Sheet: means the Summary of Principal Terms and Conditions of the Proposed Issuance of Series A Subordinated Convertible Notes in the form accepted by the Parties simultaneously with the execution of this Agreement.

       Trade Payables: means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

       Transaction Documents: means all documents delivered in connection with the transactions contemplated by this Agreement, including without limitation the Notes, the XM Exchange Agreement, the OnStar Distribution Agreement, the Shareholders Agreement, the DIRECTV Operational Assistance Agreement, the OnStar Distribution Agreement, the Clear Channel Operational Assistance Agreement, the TCM Group Operational Assistance Agreement, the WorldSpace Operational Assistance Agreement, the Satellite Contract, the Registration Rights Agreement and any documents or instruments contemplated by or executed in connection with any of the transactions contemplated hereby or thereby.

       Voting Stock: means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

       WorldSpace International Network: means WorldSpace International Network Inc., a British Virgin Islands corporation.

       WorldSpace, Inc.: means WorldSpace, Inc., a Maryland corporation.

       WorldSpace Operational Assistance Agreement: means that certain agreement by and between Clear Channel and the Company dated on or about the date hereof, related to certain operational matters involving the Company

       XM Exchange Agreement: means the agreement among American Mobile, WorldSpace, Inc. and the Company, dated on or about the date hereof, providing for the restructuring of the investment of WorldSpace, Inc. in the Company, or any substantially equivalent agreement.

       XM Satellite Radio Inc.: means XM Satellite Radio Inc., a Delaware corporation with its principal office at 1250 23rd St. NW, Suite 57, Washington, D.C. 20037.

       2. Issuance of the Notes (a) The Company has duly authorized the Series A Subordinated Convertible Notes Due December 31, 2004, in the principal amount as is set forth on Attachment 2(a) for each Investor (each, an "Investor Note") (each such Investor Note, together with any Notes issued in substitution or exchange therefor pursuant to this Agreement, are herein called the "Convertible Note" or the "Note" and collectively, the "Convertible Notes" or the "Notes"). Each Note will bear interest from the date thereof at the Interest Rate, capitalized quarterly in arrears in each year on the day which numerically corresponds to the date of the Note in each of the three, six, nine and twelve months subsequent to the month of the Note (or, if any such month has no such numerically corresponding day, on the last Business Day of such month) commencing with the date three months from the date thereof (each, an "Interest Capitalization Date"), will mature either: (x) on December 31, 2004, or (y) by reason of automatic extension without any action by any Party, if the Company issues High Yield Debt prior to June 30, 2001, on the first Business Day following the date that is six (6) months from the maturity date of such High Yield Debt or, following such first issuance, any other High Yield Debt issued prior to June 30, 2002, unless earlier converted in accordance with the terms hereof (the "Maturity Date"), and will be in substantially the form of Exhibit A attached hereto, with such changes thereto, if any, as may be approved by the Parties.

       (b) Each Note shall be governed by, and the rights and the benefits of the Investor determined in accordance with, the terms and conditions of this Agreement.

       (c) Any voluntary or mandatory conversion of the principal amount (including without limitation any Capitalized Interest) of any of the Convertible Notes under the terms of this Agreement, whether or not such Convertible Note is held by the respective Investor or any subsequent Holder, shall be as follows: (i) the Note purchased by Clear Channel shall be convertible solely into Class A Common Stock; (ii) the Note purchased by

DIRECTV shall be convertible solely into Class A Convertible Preferred Stock;
(iii) the Note purchased by GM shall be convertible solely into Class A Convertible Preferred Stock; and (iv) the Notes purchased by Telcom, Columbia Capital and Madison Dearborn shall be convertible solely into Class A Common Stock; provided, however, that if the Holder of either the DIRECTV Note or the GM Note is a non-Affilate of DIRECTV or GM, respectively, such Note shall be convertible solely into Class A Common Stock. For purposes of this Agreement, the stock into which any such Convertible Note has been converted in accordance with this Section 2(c) shall be referred to as the "Conversion Stock."

       (d) No prepayment of any Note shall be permitted without the approval from the Holders of Notes not being prepaid representing a majority of the aggregate outstanding principal amount of the Notes.

       3. Interest and Repayment With respect to each Note:

       3.1. Interest on the Notes Any and all accrued interest on the unpaid principal amount of each Note shall be capitalized and added to such unpaid principal amount, as of each Interest Capitalization Date, as additional principal amounts ("Capitalized Interest") upon which future interest payments shall accrue at the Interest Rate.

       3.2. Interest after Maturity In the event the Company shall fail to make any payment of the principal amount of, or interest on, any Note when due, after giving effect to any applicable grace period provided for in this Agreement, the Company shall pay interest on such unpaid amount, payable from time to time on demand, from the date such amount shall have become due to the date of payment thereof (after as well as before judgment), accruing on a daily basis, at a per annum rate equal to the sum of the Interest Rate plus one percent (1.0%).

       3.3. Payments and Computations (a) The Company will pay all sums becoming due on each Note for interest or principal in the manner and at the address specified for such purpose as each Investor shall from time to time specify to the Company in writing for such purpose, without the presentation or surrender of the Note or the making of any notation thereon, except that if a Note is paid in full, following such payment, the Note shall be surrendered to the Company at its principal office for cancellation.

       (b) Interest on each Note shall be calculated for the actual number of days (including the first day but excluding the last day of any relevant period) elapsed and shall be computed on the basis of a 360-day year of twelve 30-day months.

       3.4. Payment at Maturity or Conversion (a) The outstanding principal amount of each Note (including without limitation any Capitalized Interest), together with any accrued interest thereon, shall be due and payable in full in cash on the earlier of: (i) the Maturity Date, or (ii) such other date as the Note becomes due and payable pursuant to this Agreement.

       (b) Upon any conversion of any Note hereunder, the principal amount of each Note (including without limitation all Capitalized Interest), together with any accrued interest thereon, shall be converted into a number of shares of either Class A Common Stock or Class A Preferred Stock, as appropriate, equal to such principal amount and interest divided by the Conversion Price.

       4. Representations, Warranties and Agreements of the Company The Company represents, warrants and agrees as follows:

       4.1. Incorporation, Standing, etc. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and as presently proposed to be conducted, to enter into this Agreement, to issue the Notes and to carry out the terms of this Agreement and the Notes. The Company has, by all necessary corporate action, duly authorized the execution and delivery of this Agreement and of the Notes and the performance of its obligations hereunder and under the Notes.

       4.2. Subsidiaries XM Satellite Radio Inc. is the only Subsidiary of the Company. The Subsidiary of the Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. The Subsidiary of the Company has all requisite power and authority to own and operate its properties and to carry on its business as now conducted and as presently proposed to be conducted. Except as disclosed in
Schedule 4.2, all the outstanding shares of Capital Stock of the Subsidiary of the Company are duly authorized, validly issued, fully paid and non-assessable, and all such shares are owned beneficially and of record by the Company free and clear of any Lien.

       4.3. Disclosure The Confidential Memorandum delivered to the Investor does not include any untrue statement of material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

       4.4. Qualification Each of the Company and its Subsidiaries is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary.

       4.5. Authorization of Agreement and Notes This Agreement and the Note have been duly authorized, executed and delivered by the Company. Upon acceptance of this Agreement by the signature of a Responsible Officer on the signature page hereof, this Agreement will constitute a legal, valid, binding and enforceable obligation of the Company, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

       4.6. Absence of Defaults and Conflicts Except as disclosed in Schedule 4.6, neither the Company nor any of its Subsidiaries is in violation of its respective certificate of incorporation, bylaws or other charter documents or is in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which either of them is a party or by which either of them may be bound, or to which either of the property or assets of the Company or its Subsidiaries is subject (collectively, "Agreements and Instruments"); and the execution, delivery and performance of this Agreement and any other Agreement or Instrument entered into or issued or to be entered into or issued by the Company or any of its Subsidiaries in connection with the transactions contemplated hereby or thereby, and the consummation of the transactions contemplated herein or therein (including without limitation the issuance of the Note) and compliance by the Company with its obligations hereunder and thereunder, have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its Subsidiaries pursuant to such Agreements and Instruments, nor will such action result in any violation of the provisions of the certificate of incorporation, bylaws or other charter documents of the Company or its Subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or its Subsidiaries or any of their assets or properties.

       4.7. Absence of Proceedings Except as disclosed in Schedule 4.7, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or, to the best of the Company's knowledge, threatened, against or affecting the Company or its Subsidiaries or any of their respective officers or directors in their capacity as such or any of their respective property or assets.

       4.8. Possession of Licenses and Permits Except as disclosed in Schedule 4.8, (i) the Company and its Subsidiaries possess such material permits, certificates, licenses, approvals, consents, orders and other authorizations (collectively, "Governmental Licenses") issued by the appropriate Federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them or planned to be conducted by them as described in the Confidential Memorandum; (ii) the Company and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses;
(iii) all of the Governmental Licenses are valid and in full force and effect;
(iv) and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation, withdrawal, cancellation, modification, suspension or non-renewal of any such Governmental Licenses.

       4.9. No Violations of Laws Neither the Company nor its Subsidiaries have violated any law, including without limitation (i) the U.S. Communications Act of 1934, as amended, and the rules or regulations promulgated thereunder, (ii) any applicable state law or regulation concerning intra-state telecommunications, and (iii) any foreign law or regulation concerning international communications, in each case the violation of which would have a Material Adverse Effect.

       4.10.Internal Accounting Controls The books, records and accounts of the Company and its Subsidiaries accurately and fairly reflect, in all material respects, in reasonable detail, the transactions in and dispositions of the assets of the Company and its Subsidiaries. The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded amount for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

       4.11. Tax Returns and Payments The Company and its Subsidiaries have filed all income tax returns required by law to be filed by them and have paid all taxes shown to be due and payable on such returns and all other taxes, assessments, fees and other governmental charges levied upon them and their respective properties, assets, income and franchises which are due and payable, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or its Subsidiaries, as the case may be, has established adequate reserves in accordance with GAAP. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state and foreign income taxes for all fiscal periods are adequate in the reasonable opinion of the Company and, to the best of the Company's knowledge, there are no additional assessments for such periods or any basis therefor.

       4.12. Indebtedness Except as disclosed in Schedule 4.12, neither the Company nor any of its Subsidiaries is in default and no waiver of default is currently in effect, in the payment of any interest or principal on any Indebtedness of the Company or such Subsidiaries.

       4.13. Title to Properties; Liens Except as disclosed in Schedule 4.13, the Company and its Subsidiaries each have good and marketable title to all of their respective properties and assets, free and clear of all Liens, except for Permitted Liens.

       4.14. Patents, Trademarks, Authorizations, etc. Except as disclosed in
Schedule 4.14, the Company and its Subsidiaries own, possess or have the right to use (without any known conflict with the rights of others) all patents, trademarks, service marks, trade names, copyrights, licenses and authorizations which are necessary to the conduct of their respective businesses as conducted on the date hereof.

       4.15. Governmental Consents Except as disclosed in Schedule 4.15 or as may be required to be obtained or made under the Securities Act and applicable state securities laws in connection with the exercise of any registration rights of a Holder provided for in the Registration Rights Agreement, neither the Company nor its Subsidiaries are required to procure, make or file any consent, approval or authorization of, or any notice to, of filing, registration or qualification with, any court or administrative or governmental body in order to execute and deliver this Agreement and the Notes and to perform its obligations hereunder and under any and all Transaction Documents.

       4.16. Investment Company Act The Company is not, and upon the issuance of the Note as herein contemplated will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act, nor is the Company an "open-ended investment trust," "unit investment trust" or "face-amount certificate company" that is or is required to be registered under Section 8 of the Investment Company Act.

       4.17. Public Utility Holding Company Act The Company is not a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

       4.18. Restrictions Except for the restrictions contained herein or under applicable law, there will be no other restrictions upon the Notes (including any restrictions set forth in any existing shareholder agreement), with the exception of any restrictions contained in the Shareholders' Agreement and in the Registration Rights Agreement.

       4.19. Capitalization The authorized, issued and outstanding Capital Stock of the Company is as set forth in Schedule 4.19 hereof under "Capitalization"; and all issued and outstanding shares of the Capital Stock of the Company are validly issued, fully paid and non-assessable. After giving effect to the closing of all of the transaction contemplated in (i) the XM Exchange Agreement and (ii) this Agreement (including the conversion of all Notes into Conversion Stock), and without regard to options issued under the Stock Plan, Holders will hold 47.4% of issued and outstanding shares of Common Stock of the Company and 60.1% of issued and outstanding shares of Capital Stock of the Company, without giving effect to options under the Stock Plan. Except for the Notes issued to American Mobile in connection with the American Mobile Exchange Agreement, the Notes issued by American Mobile to Baron, and options and rights granted pursuant to the Company's Stock Plan, neither the Company nor any of its Subsidiaries has outstanding any securities convertible into or exchangeable for any shares of its Capital Stock nor does it have outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, any of its Capital Stock or securities convertible into or exchangeable for any of its Capital Stock. Prior to the Closing, the Company will duly authorize and reserve for issuance the Conversion Stock and the Conversion Stock will, when issued, be duly and validly issued, fully paid and non-assessable and free from all initial Liens.

       4.20. Seniority of Notes The Notes shall rank senior to all other existing Indebtedness of the Company as of the date of issuance of the Notes.

       4.21. Patent Applications As of the Closing Date, the Company has filed with the U.S. Patent and Trademark Office applications for not less than five
(5) patents regarding technology anticipated to be employed in its XM Radio System.

       4.22. Material Events Except as disclosed on Schedule 4.22, since March 31, 1999, there has not been with respect to the Company or any of its
Subsidiaries:

       (a) any event with respect to their properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) which could reasonably be expected to result in a Material Adverse Effect; or

       (b) any damages, destruction or loss to the properties or assets of the Company or any of its Subsidiaries, whether or not covered by insurance, that has or could reasonably be expected to have a Material Adverse Effect or that in the aggregate exceed $100,000; or

       (c) any loss or waiver by the Company of any of its Subsidiaries of any right, not in the ordinary course of business, or any material debt owed to it; or

       (d) other than the sales of assets in the ordinary course of business (including pursuant to sale leaseback transactions), any sale, transfer or other disposition of, or agreements to sell, transfer or otherwise dispose of, any assets by the Company or any of its Subsidiaries in excess of $100,000 in the aggregate, or any cancellation or agreement to cancel any debt or claims of the Company or any of its Subsidiaries; or

       (e) any declaration or setting aside or payment of any dividend (whether in cash, property or stock) or any distribution (whether in cash, property or stock) or other payment with respect to any of the Capital Stock of the Company or any of its Subsidiaries, or any repurchase, purchase or other acquisition of, or agreement to repurchase, purchase or otherwise acquire, any of the Company's or any of its Subsidiaries' Capital Stock; or

       (f) any amendment or termination of any contract, agreement or license to which the Company or any of its Subsidiaries is a party or by which it is bound, except where such amendment or termination could not be reasonably expected to have a Material Adverse Effect; or

       (g) any resignation or termination or employment of any key employee, and there is no impending or threatened resignation or termination or terminations of employment of any key employee; or

       (h) any labor dispute (including, without limitation, any negotiation, or request for negotiation, for any labor representation or any labor contract) affecting the Company or any of its Subsidiaries; or

       (i) any application of any existing (or the enactment of any new) environmental law or personnel, product safety law or other governmental regulation that has or which could reasonably be expected to have a Material Adverse Effect.

       4.23. Financial Statements The financial statements and schedules of the Company and its consolidated subsidiaries included in the Confidential Memorandum comply as to form in all material respects with applicable accounting requirements, present fairly the financial conditions of the Company and its consolidated subsidiaries, as of the respective dates thereof and the results of operations and cash flows of the Company and its consolidated subsidiaries, for the respective periods covered thereby, all in conformity with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

       4.24. No Undisclosed Fees Except as disclosed in writing to the Investors, there are no fees or payments to be made by the Company to bankers, brokers or agents with regard to the financing.

       4.25. No Transactions with Affiliates Except as disclosed in the Confidential Memorandum, neither the Company nor the Subsidiaries has engaged in any transaction with an Affiliate on terms any less favorable to the Company or the Subsidiaries, as the case may be, then would likely have been obtainable in arm's length dealing with a Person not an Affiliate.

       4.26. Satellite Launch The Company has no reason to believe that the scheduled launch of it satellites will not occur during the scheduled launch periods under the Satellite Contract as described in the Confidential Memorandum, except as the Satellite Contract may be amended prior to the Closing.

       4.27. Appropriate Technology The Company has no reason to believe that the technology utilized in the XM Radio System (as such term is defined and described in the Confidential Memorandum) is not fit to accomplish its intended purpose as described in the Confidential Memorandum.

       4.28. CD Radio Litigation The Company believes it more likely than not that it will prevail in the action alleging patent infringement brought by CD Radio, as described in the Confidential Memorandum, regarding the Company's use of certain technology in the development of a satellite digital audio radio service.

       4.29. Registration Rights Except as provided in the Registration Rights Agreement, there are no contracts, agreements or understandings between the Company and any other Person granting such Person the right to require the Company to file a Registration Statement under the Securities Act with respect to any Securities that the Company owned or to be owned by such a Person or to require the Company to include such Securities in the Securities registered pursuant to any of the Registration Statements filed by the Company under the Securities Act.

       5. Representations and Warranties of the Investor Each Investor represents and warrants to and agrees with the Company that:

       5.1. Risks of Investment It recognizes that the purchase of a Note and any securities which may be issued upon the conversion thereof (collectively, the "Securities") involves a high degree of risk including, but not limited to, the following: (i) the Company is a development stage business with no operating history and requires substantial funds in addition to the proceeds of the Financing; (ii) an investment in the Company is highly speculative, and only investors who can afford the loss of their entire investment should consider investing in the Company and purchasing the Securities; (iii) the Investor may not be able to liquidate his investment; (iv) transferability of the Securities is restricted; (v) in the event of a disposition of the Securities, the Investor could sustain the loss of its entire investment and (vi) the Company does not anticipate the payment of dividends in the foreseeable future. Such Investor has reviewed the description of such risks set forth in the Confidential Memorandum.

       5.2. Investment Experience It has prior investment experience, including investment in securities which are non-listed, unregistered and/or not traded on the Nasdaq National or SmallCap Market, a national or other stock exchange or on the automated quotation system of the National Association of Securities Dealers, Inc., for actively traded stocks, or has employed the services of an investment adviser, attorney and/or accountant experienced in evaluating such investments to read all of the documents furnished or made available by the Company to it and to evaluate the merits and risks of such an investment on such Investor's behalf. To the extent necessary, it has retained, at its own expense, and relied upon appropriate professional advice regarding the investment, tax and legal merits and consequences of this Agreement and its purchase of the Securities hereunder.

       5.3. Ability to Bear Risk Either by reason of its business or financial experience or the business or financial experience of its professional advisers (who are unaffiliated with, and who are not compensated by, the Company or any Affiliate or selling agent of the Company, directly or indirectly) each Investor has the capacity to protect its own interests in connection with the transaction contemplated hereby, and is able to bear the economic risk which it hereby assumes.

       5.4. Receipt and Review of Documentation It hereby acknowledges receipt and review of (i) the Private Placement Memorandum dated May 1999, the Summary of Principal Terms and Conditions attached thereto as supplemented and amended through the date hereof by the Term Sheet, (collectively, the "Confidential Memorandum"), and (ii) this Agreement and all attachments to it; and hereby represents that it has been furnished by the Company during the course of this transaction with information regarding the Company which such Investor has requested, has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning the terms and conditions of the Securities, and has received any additional information which it has requested.

       5.5. No General Solicitation by Company It was contacted regarding the sale of the Securities by the Company (or an authorized agent or representative thereof) with whom the Investor had a prior substantial pre-existing relationship and no securities were offered or sold to it by the Company (or an authorized agent or representative thereof) by means of any form of general solicitation or general advertising, including: (i) any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio, or (ii) attendance at any seminar or meeting whose attendees were invited by any general solicitation or general advertising.

       5.6. Organization, Good Standing, Corporate Authority It (or if it is an employee benefit plan governed under ERISA, the fiduciary signing on its behalf) is duly organized and validly existing as a corporation or limited liability company, as the case may be, and in good standing under the laws of its jurisdiction of organization, with requisite power and authority (corporate and other) to own its properties and conduct its business.

       5.7. Benefit Plan Investor Each Investor agrees to complete Attachment
5.7 as it applies to it.

       5.8. No Public Market It understands that there currently is no public market for the Securities. It understands and hereby acknowledges that, except as provided herein, the Company is under no obligation to register any of the Securities under the Securities Act or any state securities or "blue sky" laws.

       5.9. Due Authorization The execution and delivery of, and the performance by such Investor of its obligations under, this Agreement have been duly and validly authorized, and, assuming due authorization, execution and delivery by the Company, upon acceptance of the Agreement by the signature of a duly authorized officer of such Investor on the signature page hereof, this Agreement will constitute a legal, valid, binding obligation of such Investor, enforceable against such Investor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

       5.10.Qualified Institutional Buyer or Accredited Investor It is:

       (a) either

              (i) a Qualified Institutional Buyer, or

              (ii) an Accredited Investor; and

       (b) aware that the sale of Securities to it is being made in reliance on the exemption from the registration requirements provided by Section 4(2) of the Securities Act and the regulations promulgated thereunder; and

       (c) acquiring such Securities for its own account or the account of an Accredited Investor or a Qualified Institutional Buyer, as the case may be, and not with a view to any resale or distribution thereof.

       6. Restrictions; Restrictive Legend Each Investor agrees on its own behalf and on behalf of any investor account for which it is purchasing the Securities, and each subsequent holder of the Securities by its acceptance thereof will agree, to offer, sell or otherwise transfer such Securities only in compliance with the terms and conditions set forth in the Shareholders' Agreement. Each Investor acknowledges that each certificate representing Securities will contain a legend substantially to the following effect:

   THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE RE-OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

   THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE THE SUBJECT OF A CERTAIN SHAREHOLDERS' AGREEMENT WHICH, AMONG OTHER THINGS, CONTAINS RESTRICTIONS ON THE TRANSFER OF SUCH SECURITIES. A COPY OF THE SHAREHOLDERS' AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY.

   Upon any registration of any Securities, pursuant to the Registration Rights Agreement, or upon termination of the Shareholders' Agreement, the Company shall remove the applicable legend(s) from the certificate(s) representing such Securities promptly upon request of the Holder thereof and shall promptly deliver replacement certificate(s) to such Holder.

       7. Covenants For so long as any Note is outstanding, the Company will, and will cause each of its Subsidiaries to, perform or comply with, as required, each of the following covenants:

       7.1. Payment of Note and Maintenance of Office The Company will punctually pay or cause to be paid the principal and interest due in respect of such Note according to the terms thereof and hereof and will maintain an office within the continental boundaries of the United States of America where notices, presentations and demands in respect of this Agreement and the Note may be made upon it and will notify the holder of such Note of any change of location of such office. Such office is presently maintained at 1250 23rd Street NW, Suite 57, Washington, DC 20037.

       7.2. Payment of Taxes and Claims The Company will, and will cause its Subsidiaries to, pay and discharge promptly (a) all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income or profits before the same shall become delinquent and (b) all lawful claims of materialmen, mechanics, carriers, warehousemen, landlords and other similar Persons for labor, materials, supplies and rentals which, if unpaid, might by law become a lien or charge upon its property; provided, however, that none of the foregoing need be paid while being contested in good faith by appropriate proceedings initiated within the period allowed by applicable law, rule or regulation and diligently conducted so long as (i) adequate book reserves have been established in accordance with GAAP with respect thereto and (ii) neither the Company's nor such Subsidiaries' title to or right to the use of its properties is materially adversely affected thereby.

       7.3. Maintenance of Properties and Corporate Existence The Company will and will cause each of its Subsidiaries to:

       (a) maintain its property in good condition and make all necessary renewals, replacements, additions, betterments and improvements thereto, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be conducted properly and advantageously at all times;

       (b) keep adequately insured, by financially sound and reputable insurers, all of its property of a character usually insured by entities engaged in the same or a similar business similarly situated against loss or damage of the kinds and in amounts customarily insured against by such entities and with deductibles or co-insurance no greater than is customary, and carry, with such insurers in customary amounts and with deductibles or co-insurance no greater than is customary, such other insurance, including public liability insurance and liability insurance against claims for any violation of applicable law, as is usually carried by entities engaged in the same or a similar business similarly situated;

       (c) keep proper books of record and account in which full, true and correct entries will be made of all its business transactions and generally maintain a system of accounting established and administered in accordance with GAAP;

       (d) set aside on its books from its earnings for each fiscal year, beginning with the first such year ending subsequent to the date hereof and for each fiscal year thereafter, in amounts deemed adequate in the opinion of the Company, all proper accruals and reserves which, in accordance with GAAP, should be set aside from such earnings in connection with its business, including, without limitation, reserves for depreciation, obsolescence and/or amortization and accruals for taxes for such period, including all taxes based on or measured by income or profits; and

       (e) except as otherwise permitted or contemplated hereby, do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and such rights, patents, trademarks, copyrights, licenses, permits, franchises and governmental authorizations as the Company determines to be necessary for the present and presently planned future conduct of its business.

       7.4. Compliance with Law Neither the Company nor its Subsidiaries will:

       (a) violate any laws, ordinances, governmental rules or regulations to which it is, or might become, subject, unless the same are being contested by the Company or such Subsidiaries in good faith and by appropriate proceedings which shall effectively prevent the imposition of any penalty on the Company or such Subsidiaries for such noncompliance; or

       (b) fail to use its best efforts to obtain or retain (as applicable) any patents, trademarks, service marks, trade names, copyrights, design patents, licenses, permits, franchises or other governmental authorizations necessary to the ownership of its property or to the conduct of its business.

       7.5. Notice The Company will give prompt written notice to the Holder of any Event of Default or Potential Event of Default hereunder.

       7.6. Merger and Sale of Assets Except with Requisite Approval:

       (a) Except to the extent provided for in the XM Exchange Agreement, the Company will not consolidate or merge with or into any other Person or permit any other Person to consolidate with or merge into it, or sell, lease, transfer or otherwise dispose of all or substantially all of its assets (as an entirety or substantially an entirety in one transaction or a series of related transactions);

       (b) No Subsidiary of the Company may consolidate or merge with or into any other Person or permit any other Person to consolidate with or merge into it (unless in either case the Subsidiary is the surviving entity and it remains a wholly-owned Subsidiary of the Company), or sell, lease, transfer or otherwise dispose of all or substantially all of its assets (as an entirety or substantially an entirety in one transaction or a series of related transactions); or

       (c) The Company shall not sell, assign, lease, convey, transfer, or otherwise dispose of, nor mortgage, pledge, hypothecate, charge or otherwise encumber any of its interests in XM Satellite Radio Inc., including without limitation, (i) any equity investment in XM Satellite Radio Inc., and (ii) all Indebtedness of XM Satellite Radio Inc. in favor of the Company.

       7.7. Limitation on Transactions with Affiliates and Shareholders Except with Requisite Approval or as provided in the XM Exchange Agreement, the American Mobile Exchange Agreement and the Transaction Documents, the Company will not, and will not permit the Subsidiaries of the Company to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of five percent (5%) or more of any class of Capital Stock (as converted) of the Company or with any Affiliate of the Company or its Subsidiaries, except upon fair and reasonable terms no less favorable to the Company or such Subsidiaries than would likely be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm's length transaction with a Person that is not such a holder or an Affiliate.

       7.8. Limitation on Indebtedness (a) Except with Requisite Approval, neither the Company nor its Subsidiaries will incur (i) Indebtedness (other than Indebtedness in respect of the Notes, the notes issued pursuant to the XM Exchange Agreement and the American Mobile Exchange Agreement and Indebtedness existing as of the date hereof) in an aggregate principal amount in excess of $25,000,000 at any one time outstanding; or (ii) any Indebtedness that is senior to or pari passu in right of payment with the Notes except as provided in
Section 13 hereof.

       (b) For purposes of determining any particular amount of Indebtedness under this Section, (i) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included, (ii) any Permitted Liens shall not be treated as Indebtedness, and (iii) Indebtedness incurred in respect of the Satellite Contract shall not be included in any determination under this Section.

       (c) Notwithstanding any other provision of this Section, (i) the maximum amount of Indebtedness that the Company or its Subsidiaries may Incur shall not be deemed to be exceeded due solely to fluctuations in the exchange rates of currencies, and (ii) except with Requisite Approval, neither the Company nor any of its Subsidiaries may Incur any Indebtedness that is expressly subordinated to any other Indebtedness of the Company or such Subsidiaries, as the case may be, unless such Indebtedness, by its terms or the terms of any agreement or instrument pursuant to which such Indebtedness is outstanding, is also expressly made subordinate to the Notes at least to the extent that such Indebtedness is subordinated to such other Indebtedness.

       7.9. Limitation on Restricted Payments Except with Requisite Approval, the Company will not, and will not permit its Subsidiaries, directly or indirectly, to: (i) purchase, redeem, retire or otherwise acquire for value, or declare or pay any dividend or make any distribution on or with respect to, any shares of its Capital Stock (other than the exercise by the Company of its repurchase rights as to Common Stock issued to employees or others providing services at original cost upon termination of their employment or other service relationship with the Company in connection with the exercise) held by Persons other than the Company or its Subsidiaries; (ii) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of the Company (other than, in each case, the purchase, repurchase or the acquisition of Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in any case due within one
(1) year of the date of acquisition); or (iii) make any Investment, other than a Permitted Investment, in any Person.

       7.10. Limitation on the Issuance and Sale of Capital Stock Except with Requisite Approval, the Company will not issue or sell, and will not permit the Subsidiaries or the Company, directly or indirectly, to issue or sell, any shares of Capital Stock of the Subsidiaries or the Company (including options, warrants or other rights to purchase shares of such Capital Stock) except: (i) to the Company; (ii) in connection with an initial public offering of Common Stock; (iii) to the extent required under the Company's Stock Plan; (iv) in respect of the Stock Plan, provided that such Capital Stock does not exceed 10% on a fully diluted basis of shares of Capital Stock issuable upon conversion of the Convertible Notes; and (v) to the purchasers of any issuance of High Yield Debt in such issuance.

       7.11. Limitation on Liens Except with Requisite Approval, the Company will not, and will not permit any Subsidiaries of the Company to, create, incur, assume or suffer to exist any Liens of any kind other than Permitted Liens.

       7.12. Protective Provisions Except with Requisite Approval, the Company will not take any action which: (i) materially alters or changes the business of the Company, (ii) effects a voluntary liquidation, dissolution or winding up of the Company, or (iii) is an action outside the ordinary course of business, including without limitation the issuance of additional equity or equity-linked securities, or the execution of material agreements with a value in excess of $25 million.

       7.13. Patents Not later than four months after the Closing Date, the Company shall have filed with the U.S. Patent and Trademark Office applications for not less than twenty (20) patents regarding technology anticipated to be employed in its XM Radio System unless otherwise agreed by Holders providing Requisite Approval.

       7.14. Financing Purposes The net proceeds of the Financing shall be used by the Company solely for the Financing Purposes.

       7.15. Information Rights (a) The Company will deliver to the Holder audited annual financial statements within 90 days of the close of each fiscal year and unaudited quarterly financial statements within 30 days of the end of each fiscal quarter. Annual budgets will be delivered to the Holder within 30 days prior to the commencement of each fiscal year. The Company will provide the Holder or its representatives with access to the books, records and properties of the Company and officers of the Company so long as such access does not violate any federal or applicable state law. The Holder hereby agrees to maintain the confidentiality of all non-public information received from the Company, and to execute any further documents or instruments as the Company may reasonably require to ensure such confidentiality.

       (b) The Company, pursuant to the terms of the Baron Asset Fund Letter Agreement, will grant to Baron the same information rights as are granted to the Holder in this Section 7.15. Baron will be subject to the same obligations to maintain the confidentiality of all non-public information received from the Company, and the Company will require Baron to execute such further documents or instruments as the Holders may reasonably be required by the Company to execute to ensure such confidentiality.

       7.16. XM Radio System Design Prior to the implementation of the Company's final transmission system and receiver design choice, the Company shall: (a) obtain an opinion of non-infringement by competent outside patent counsel regarding the XM Radio System, which opinion shall be delivered to the Investors; and (b) obtain the Requisite Approval with respect to any material changes in such design, which approval shall not be unreasonably withheld or delayed.

       7.17. Indemnification for Patent Claims The Company shall defend, hold harmless, and indemnify, to the extent permitted by law, each Holder, each Person who controls such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), Affiliates of each such Holder and their respective officers, directors, partners, employees, agents and representatives against all losses arising out of or in connection with any claims of patent infringement relating to the intellectual property of the Company or any of its Subsidiaries and asserted by reason of such Holder's ownership of any Note or any Conversion Stock.

       7.18. Filing of Restated Certificate of Incorporation

       Prior to the Closing, the Company shall file with the Secretary of State of Delaware a restated Certificate of Incorporation with terms consistent with those set forth in the Term Sheet and with such other terms and conditions not inconsistent with the Term Sheet which are necessary to effect the transactions contemplated by this Agreement.

       7.19. Limitation on Grants of Rights

       The Company shall not provide capacity on a "most favored nation" basis in connection with any future financing it may enter into without Requisite Approval.

       8. Conversion Provisions

       8.1. Company's Right of Conversion Each of the Notes (together with interest accrued on the principal amount (including Capitalized Interest) of such Note or portion thereof to be converted) shall be automatically converted into Conversion Stock at the Conversion Price upon the closing of a firm commitment underwritten public offering of Common Stock in an offering which (a) raises not less than $100 million in gross proceeds and (b) for which the offering price of the securities offered thereby is at least (i) 125% of the Conversion Price if the offering occurs within six months of the Closing Date or
(ii) 150% of the Conversion Price if the offering occurs more than six months after the Closing Date (a "Qualified Initial Public Offering"), unless the Company obtains the Requisite Approval for a lower offering price or lower amount of funds raised at which the Notes may be automatically converted.

       8.2. Optional Conversion Right Each Holder shall have the right, at its option, at any time, subject to terms and provisions of this Agreement, as applicable, to convert the unpaid principal amount (including Capitalized Interest) of each of its Notes or any portion thereof held by such Holder (together with interest accrued on the principal amount of such Note or portion thereof to be converted) into shares of the respective class of Conversion Stock at the Conversion Price, promptly after surrender of such Note, accompanied by written notice of conversion specifying the principal amount thereof to be converted duly executed, to the Company at any time during usual business hours at the office of the Company at, and, if so required by the Company, accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, duly executed by such Holder or its attorney duly authorized in writing. The conversion of all or any portion of the principal and interest of a
Note into Conversion Stock is hereinafter sometimes referred to as the "conversion" of such Note. Notwithstanding any other provision hereof, if a conversion of a Note is to be made in connection with a sale of the Company or other event, such conversion may, at the election of any Holder tendering such Note for conversion, be expressly conditioned upon the consummation of such other event, in which case such conversion shall not be deemed to be effective until the consummation or occurrence of such other event.

       8.3. Issuance of Certificates The Company and the Holder surrendering a Note for conversion shall promptly make all filings, which may be required in connection with such conversion under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"). The Company and any such Holder shall provide each other with such necessary information and assistance as may reasonably be requested in connection with such filings. As promptly as practicable after the surrender of a Note for conversion (and, if applicable, the specified waiting period under the HSR Act), as herein provided, the Company at its expense shall deliver or cause to be delivered at its said office to or upon the written order of the holder of such Note so surrendered certificates bearing, if required by the terms hereof, the restrictive legends set forth in
Section 6.1 hereof, representing the number of fully paid and nonassessable shares of Conversion Stock into which such Note may be converted in accordance with the provisions hereof. Subject to the following provisions of this Section 8.3, such conversion shall be deemed to have been made at the close of business on the date that such Note shall have been surrendered for conversion with a written notice of conversion duly executed and any instruments of transfer as may have been requested by the Company (or, if applicable, the expiration of the specified waiting period under the HSR Act), so that the rights of the holder of such Note as a holder shall cease at such time and the Person entitled to receive the shares of Conversion Stock upon conversion of such Note shall be treated for all purposes as having become the record holder or holders of such shares of Conversion Stock at such time and such conversion shall be at the Conversion Price; provided, however, that no such surrender on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person entitled to receive the shares of Conversion Stock upon such conversion as the record Holder of such shares of Conversion Stock on such date, but such surrender shall be effective to constitute the Person entitled to receive such shares of Conversion Stock as the record Holder thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open.

       8.4. Adjustment to Conversion The Conversion Price shall be adjusted from time to time as follows:

       (a) In case the Company shall: (i) declare a dividend or make a distribution on outstanding shares of Capital Stock in shares of Common Stock,
(ii) subdivide any of the outstanding shares of Common Stock into a greater number of shares, or (iii) combine any of the outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision or combination shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior thereto by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to any such record date for such dividend or distribution or the effective date of such subdivision or combination and the denominator of which shall be the number of shares of Common Stock outstanding immediately after the payment of such dividend or distribution or the effective date of such subdivision or combination.

       (b) In case the Company shall issue or sell shares of Common Stock without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to any such issuance or sale, (excluding any notes issued to American Mobile pursuant to the American Mobile Exchange Agreement) the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior thereto by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to any such issuance plus the number of shares which the aggregate offering price of the total number of shares of Common Stock proposed to be issued would purchase at a price per share equal to the Conversion Price in effect immediately prior to such issuance and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of additional shares of Common Stock proposed to be issued. Such adjustment shall be made upon the closing with respect to the shares of Common Stock so issued based upon the number of shares of Common Stock actually issued. Subject to the right provided for in Section 8.4(e), the granting of stock options with an exercise price less than the Conversion Price in effect at the time of grant and the award of stock grants for no cash consideration or for cash consideration less than the Conversion Price in effect at the time of award shall be deemed to be an issuance at such time by the Company of the shares of Common Stock covered by such options or grants for consideration less than the Conversion Price and shall result in an adjustment to the Conversion Price as provided above based upon the exercise price under any such stock options and the cash consideration receivable under any such stock grants.

       (c) In case the Company shall issue (whether directly or by assumption in a merger or otherwise) or sell any securities convertible into shares of Common Stock (or any rights, warrants, options to subscribe for or purchase securities convertible into shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock) and the conversion price per share thereunder (or the sum, if greater, of the consideration per share received upon the issuance of any such rights, warrants, options or convertible or exchangeable securities plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise thereof and the conversion price per share under the convertible securities purchasable upon exercise thereof) is less than the Conversion Price in effect immediately prior to any such issuance, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior thereto by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to any such issuance plus the number of shares which the aggregate conversion price under the convertible securities so issued (or the sum, if greater, of the aggregate consideration received or receivable upon issuance of any such rights, warrants, options or convertible or exchangeable securities plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise thereof and the aggregate conversion price under the convertible securities purchasable upon exercise thereof) would purchase at a price per share equal to the Conversion Price in effect immediately prior to such issuance and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of additional shares of Common Stock issuable upon the full conversion of all of the securities proposed to be issued (or all of the securities issuable upon full exercise of all of such rights, warrants, options or convertible or exchangeable securities proposed to be issued and the conversion of the convertible securities purchasable upon such exercise). Such adjustment shall be made whenever such convertible securities (or rights, warrants or options to purchase convertible securities) are issued; provided, however, that, to the extent shares have not been delivered upon expiration of the conversion period for such convertible securities, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such convertible securities (or the issuance of such rights, warrants or options to purchase convertible securities) been made upon the basis of delivery of only the number of shares actually delivered.

       (d) No adjustment in the Conversion Price shall be required: (i) with respect to shares issued upon conversion of any Note (or upon conversion of any shares of Class A Convertible Preferred Stock which are subsequently converted into shares of Class A Common Stock), or (ii) unless such adjustment would require an increase or decrease in the Conversion Price of at least 0.2%; provided, however, that any adjustment which by reason of clause (ii) of this
Section 8.4(d) is not required to be made shall be carried forward and taken into account in the determination of, and shall be included in, any subsequent adjustment.

       (e) No adjustment in the Conversion Price shall be required with respect to shares issued pursuant to the Stock Plan if: (i) such shares, together with all other shares issued under Stock Plan, do not exceed 10% of the fully diluted shares of Common Stock of the Company giving pro forma effect to the conversion of the Notes, and (ii) such Stock Plan has been approved by a Compensation Committee of the Board of Directors, or an equivalent committee of the Board of Directors, which committee shall include at least one director designated by the Holders and which approval shall include the approval of such director so designated.

       (f) Whenever the Conversion Price is adjusted as provided herein, the Company shall promptly mail to each Holder a certificate signed by the chief financial officer of the Company setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation thereof.

       8.5. Treasury Shares For purposes hereof, the number of shares of Capital Stock of the Company outstanding at any given time shall not include shares owned or held by or for the account of the Company. The disposition of any such shares shall be considered an issue or sale of Class A Common Stock or Class A Convertible Preferred Stock for the purposes of this Section.

       8.6. Fractional Shares If Conversion of any Note results in a fraction, the Company shall issue fractional shares up to one-ten thousandth of one share and shall pay any remaining balance in cash.

       8.7. Merger of the Company In case of any consolidation with or merger of the Company with another corporation, or in case of any sale, lease or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the Holder shall have the right thereafter to convert any Notes into the kind and amount of shares of stock and other securities and property or cash receivable upon such consolidation, merger, sale, lease or conveyance by a Holder of the number of shares of Conversion Stock of the Company into which such Note might have been converted immediately prior to such consolidation, merger, sale, lease or conveyance.

       8.8. Reclassification of Class A Common Stock and/or Class A Convertible Preferred Stock In case of any reclassification or change of the shares of Class A Common Stock and/or Class A Convertible Preferred Stock of the Company issuable upon conversion of the Notes (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination, but including any change in the shares of Class A Common Stock and/or Class A Convertible Stock of the Company into two or more classes or series of shares) or in case of any consolidation or merger of another corporation into the Company in which the Company is the surviving corporation and in which there is a reclassification or change of the shares of Class A Common Stock or Class A Convertible Preferred Stock of the Company issuable upon conversion of the respective Note (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination, but including any change in the shares of Class A Common Stock and/or Class A Convertible Preferred Stock of the Company into two or more classes or series of shares), the Company shall provide that the Holders shall have the right thereafter to convert the Notes into the kind and amount of shares of stock and other securities and property or cash receivable upon such reclassification, change, consolidation or merger by a holder of the number of shares of Class A Common Stock or Class A Convertible Preferred Stock of the Company into which the Note might have been converted immediately prior to such reclassification, change, consolidation or merger, and there shall be an adjustment of the Conversion Price which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Price otherwise provided for in this Section. The above provisions hereof shall similarly apply to successive reclassifications and changes of shares of Class A Common Stock and/or Class A Convertible Preferred Stock of the Company and to successive consolidations, mergers, sales or conveyances involving such reclassifications and changes of shares of Class A Common Stock and/or Class A Convertible Preferred Stock. The Company shall not effect any such consolidation, merger, sale, transfer or other disposition, unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing or otherwise acquiring such properties shall assume, by written instrument executed and mailed or delivered to the Holders at the last address of such Holders appearing on the books of the Company, the obligation to deliver to such holders such shares of stock, securities or properties as, in accordance with the foregoing provisions, such Holders may be entitled to acquire. The above provisions of this subparagraph shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers, or other dispositions.

       8.9. Reservation of Class A Common Stock and Class A Convertible Preferred Stock The Company covenants that it will at all times reserve and keep available out of its authorized Class A Common Stock and Class A Convertible Preferred Stock, solely for the purpose of issuance: (i) upon conversion of the respective Notes as provided herein and/or in the respective Note Purchase Agreement(s); and (ii) upon any automatic conversion of the Class A Convertible Preferred Stock provided for in Section 8.13 such number of shares of Class A Common Stock and Class A Convertible Preferred Stock as shall then be issuable upon the conversion of the Notes, or the Class A Convertible Preferred Stock, as the case may be. The Company covenants that all shares of Class A Common Stock and Class A Convertible Preferred Stock which shall be so issuable shall be duly and validly issued and fully paid and non-assessable, free from preemptive or similar rights on the part of the holders of any shares of Capital Stock or securities of the Company, and free from all Liens or other charges with respect to the issuance thereof. The Company will take all such action as may be necessary to assure that such shares of Class A Common Stock and Class A Convertible Preferred Stock may be so issued without violation by the Company of any applicable law or regulation, or of any requirements of any domestic securities exchange or other public trading market upon which the Class A Common Stock or Class A Convertible Preferred Stock may be listed or quoted.

       8.10. Taxes The issuance of certificates for shares of Conversion Stock upon the conversion of any Note, and the issuance of Class A Common Stock upon conversion of Class A Preferred Stock, shall be made without charge to the converting Holder for any Tax in respect of the issuance of such certificates, and such certificates shall be issued in the name of, or in such name as may be directed by, the Holder of such Note or Class A Preferred Stock; provided, however, that the Company shall not be required to pay any Tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the Holder of such Note or Class A Preferred Stock, and the Company shall not be required to issue or deliver such certificates unless or until the Person or Persons requiring the issuance thereof shall have paid to the Company the amount of such Tax or shall have established to the satisfaction of the Company that such Tax has been paid. The Holder shall be responsible for the payment of all applicable income Taxes in connection with the conversion of the Note or Class A Preferred Stock.

       8.11. Certain Events If any event occurs as to which in the opinion of the Board of Directors of the Company the other provisions of this Section 8 are not strictly applicable or if strictly applicable would not fairly protect the conversion rights of the Holder of a Note in accordance with the essential intent and principles of such provisions, then such Board of Directors shall appoint a firm of independent certified public accountants (which may be the regular auditors of the Company) of recognized national standing, which shall give its opinion upon the adjustment, if any, on a basis consistent with such essential intent and principles, necessary to preserve, without dilution, the rights of the Holder. Upon receipt of such opinion by the Board of Directors, the Company shall forthwith make the adjustment described therein;

provided, however, that no such adjustment pursuant to this Section shall have the effect of increasing the Conversion Price as otherwise determined pursuant to Section 8 hereof except in the event of a combination of shares of the type contemplated in Section 8.4 and then in no event to an amount larger than the conversion price as adjusted pursuant to Section 8.4.

       8.12. No Rights or Liabilities as Shareholders No Note shall entitle any Holder thereof to any of the rights of a shareholder of the Company. No provision of this Agreement or of any Note, in the absence of the actual conversion of such Note or any part thereof by the Holder thereof into Conversion Stock issuable upon such conversion, shall give rise to any liability on the part of such Holder as a shareholder of the Company, whether such liability shall be asserted by the Company or by creditors of the Company.

       8.13. Automatic Conversion of Class A Convertible Preferred Stock Upon Transfer The Parties hereby agree that upon any transfer or sale of any shares(s) of Class A Convertible Preferred Stock to a non-Affiliate of the Holder thereof, such Holder must surrender to the Company the certificate(s) representing such shares to the Company, and such shares of Class A Convertible Preferred Stock shall, without any action being required by any party or by the Company, be automatically converted into shares of Class A Common Stock on a one-for-one basis. Any transfer or sale of any Affiliate to which shares of Class A Convertible Preferred Stock have been transferred or sold shall automatically cause the conversion of such shares into Class A Common Stock. Any attempt to transfer any share(s) of Class A Convertible Preferred Stock in violation of this Section 8.13 shall be deemed null and void and the Company shall be entitled to refuse to recognize such attempted transfer on its books and records.

       8.14. Dividends Paid Between Notice of Conversion and Conversion

       In the event a Holder provides written notice to the Company of intent to convert a Note or portion thereof into Conversion Stock pursuant to Section 8.2, but such conversion has not yet been effected by the record date for any cash dividend or distribution, the Company shall adjust the Conversion Price or make such other equitable adjustment as necessary in order to give the Holder of such Note the economic advantage it would have received if conversion had occurred at the time such Holder delivered such notice to the Company. Such adjustment shall be made successively whenever any event specified above shall occur.

       9. Put Right If No Qualified Initial Public Offering (a) In the event that a Qualified Initial Public Offering has not occurred prior to June 30, 2004, each Holder shall have the right to notify the Company of such Holder's intention to put its Convertible Note to the Company at a put price equal to the greater of: (i) the sum of the outstanding principal amount and accrued interest on such Convertible Note, or (ii) the Fair Market Value as of a date not more than thirty (30) days from the date of purchase of the shares of Class A Common Stock into which such a Convertible Note is directly or indirectly convertible.

       (b) Upon receipt of such notice the Company shall, within one year of the date of such notice, have the option, at its discretion, with the concurrence of the Holders of a majority in the aggregate principal amount of the Convertible Notes to either: (i) become subject to the reporting requirements of the Exchange Act and register the Class A Common

Stock underlying the securities held by such Holder for resale under the Securities Act, or (ii) repurchase such Convertible Notes at the put price stated above no later than June 30, 2005 and the Maturity Date shall be extended to such date; provided, however, that in the event any High Yield Debt instruments of the Company so require, such payment shall be further delayed until the Company is able to first repay such High Yield Debt and the Company will use its best efforts to arrange for such repayment of the High Yield Debt.

       10. Registration, Transfer and Substitution of Note The Company will keep at its principal office a register in which the Company will provide for the registration of the Notes and the registration of transfers of the Notes. The Company may treat the Person in whose name the Note is registered on such register as the owner and holder thereof (the "Holder") for the purpose of receiving payment of the principal of and interest on the Note and for all other purposes, whether or not the Note shall be overdue, and the Company shall not be affected by any notice to the contrary.

       10.2. Transfer and Exchange of Note Upon surrender of one or more Notes for registration of transfer or for exchange to the Company at its principal office with evidence that all applicable transfer taxes have been paid, the Company at its expense will execute and deliver in exchange therefor one or more Notes in the aggregate unpaid principal amount(s) of such surrendered Note(s). Each such new Note shall be registered in the name of such Person, or its nominee, as such Holder or transferee may request, dated so that there will be no loss of interest on such surrendered Note and otherwise of like tenor.

       10.3. Replacement of Note Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of the Note and, in the case of any such loss, theft or destruction, upon delivery of an indemnity bond in such reasonable amount and form as the Company may determine (or of an indemnity agreement from the Holder reasonably satisfactory to the Company), or, in the case of any such mutilation, upon the surrender of such Holder for cancellation to the Company at its principal office, the Company at its expense will execute and deliver, in lieu thereof, a new Note of like tenor, dated so that there will be no loss of interest on such lost, stolen, destroyed or mutilated Note. Any Note in lieu of which any such new Note has been so executed and delivered by the Company shall not be deemed to be an outstanding Note for any purpose of this Agreement.

       11. Conditions to Obligations of the Investors Each Investor's obligation to purchase its respective Note at the Closing is subject to the fulfillment on or prior to the Closing of the following conditions, of which conditions (a),
(b) and (e) may be waived at the option of such Investor to the extent permitted by law:

       (a) The representations and warranties made by the Company in Section 4 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects at the Closing Date with the same force and effect as if they had been made on and as of said date, and shall be so certified by a Responsible Officer of the Company.

       (b) All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to such purchase shall have been performed or complied with in all material respects.

       (c) There shall not then be in effect any legal or other order enjoining or restraining the transactions contemplated by this Agreement.

       (d) There shall not be in effect any law, rule or regulation prohibiting or restricting such purchase or requiring any consent or approval of any Person which shall not have been obtained to issue the Note (except as otherwise provided in this Agreement).

       (e) The XM Exchange Agreement shall close concurrently with the issuance of the Notes in the manner contemplated in such agreement with all of the conditions therein satisfied.

       (f) In connection with the issuance and sale of the Convertible Notes to all of the Investors, the Company shall have received gross proceeds of not less than $125 million.

       (g) The Investor shall have received an opinion of counsel to the Company with respect to the Confidential Memorandum and the legality of the Convertible Notes, in form and substance reasonably satisfactory to the Investor.

       (h) Each of the Clear Channel Operational Assistance Agreement, the DIRECTV Operational Assistance Agreement, the TCM Group Operational Assistance Agreement and the OnStar Distribution Agreement shall continue in full force and effect.

       (i) Each of the Investors and the Company shall have entered into the Registration Rights Agreement and the Shareholders' Agreement.

       (j) The Investor shall have received a duly executed copy of the Regulatory Agreement.

       (k) No public disclosure related to this Note Purchase Agreement shall have been made prior to Closing, except with Requisite Approval or as required by law.

       (l) The Investors shall have received assurances from Hughes, to the reasonable satisfaction of the Investors, that upon receipt of sums due, Hughes will amend the Satellite Contract with respect to the construction schedule as reasonably acceptable to the Investors.

       (m) American Mobile shall have delivered a letter to the Investors representing that consummation of the transactions contemplated by this Agreement and the Transaction Documents will not result in American Mobile having to file an application with the FCC to effect a change of control.

       (n) The Secretary of the Company shall have delivered to the Investors a Secretary's Certificate, dated the date hereof, certifying that the conditions specified in Sections 11(a) and 11(b) have been fulfilled.

       (o) XM Satellite Radio Inc. shall have provided to the Investors a Guarantee of the Obligations of the Company in respect of this Agreement and each of the Notes, which Guarantee shall be subordinated to: (i) any Guarantees issued by XM Satellite Radio Inc. in connection with any High Yield Debt issued by the Company, and (ii) any High Yield Debt issued directly by XM Satellite Radio Inc.

       (p) The Company shall have filed with the Secretary of State of Delaware a restated Certificate of Incorporation with terms consistent with those set forth in the Term Sheet and with such other terms and conditions not inconsistent with the Term Sheet which are necessary to effect the transactions contemplated by this Agreement.

       12. Events of Default; Acceleration Nature of Events and Acceleration of
Note If any of the following events ("Events of Default") shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

       (a) any payment of principal on the Note is not made when and as such payment becomes due at maturity, upon acceleration, redemption or repurchase, or otherwise;

       (b) any payment of interest on the Note (other than Capitalized Interest) is not made when and as such payment becomes due and payable, and such failure to make payment continues and has not been made, waived or extended by the Holders capable of providing Requisite Approval for a period of fifteen (15) days;

       (c) the Company fails to comply with or perform any of its covenants set forth in this Agreement or the Note (other than a default specified in clause
(a) or (b) above), and such failure continues for a period of thirty (30) days after the day on which written notice thereof is given to the Company by the Holders capable of providing Requisite Approval;

       (d) any warranty or representation by or on behalf of the Company contained in this Agreement or in any instrument furnished in compliance with this Agreement is false or incorrect in any material respect on the date as of which made;

       (e) there occurs with respect to any Indebtedness of the Company or its Subsidiaries in excess of $25 million: (i) an event of default that has caused the holder thereof to, or provided the holder thereof the right to, declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full, and/or (ii) the failure to make a principal payment at the final (but not any interim) fixed maturity and such payment shall not have been made, waived or extended within thirty (30) days of such payment default;

       (f) any final judgment or order (not covered by insurance) for the payment of money in excess of $10 million in the aggregate for all such final judgments or orders against the Company or its Subsidiaries (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company its Subsidiaries and shall not be paid or discharged, and:
(i) the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $10 million shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 30 consecutive days after the entry thereof, or (ii) enforcement proceedings shall have been commenced by any creditor upon such judgment or order;

       (g) the Company or its Subsidiaries shall commence a voluntary case under any chapter of the Federal Bankruptcy Code, or shall consent to (or fail to contest within ten (10) days) the commencement of an involuntary case against the Company or its Subsidiaries under the Federal Bankruptcy Code;

       (h) the Company or its Subsidiaries shall institute proceedings for liquidation, rehabilitation, readjustment or composition (or for any related or similar purpose) under any law (other than the Federal Bankruptcy Code) relating to financially distressed debtors, their creditors or property, or shall consent to (or fail to contest within ten (10) days) the institution of any such proceedings against the Company or its Subsidiaries;

       (i) a court or other governmental authority or agency having jurisdiction in the premises shall enter a decree or order: (i) for the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Company or its Subsidiaries or of any part of the property of such Person, or for the winding-up or liquidation of the affairs of such Person, and such decree or order shall remain in force and undischarged and unstayed for a period of more than thirty (30) days, or (ii) for the sequestration or attachment of any property of the Company or its Subsidiaries without its unconditional return to the possession of such Person, or its unconditional release from such sequestration or attachment, within thirty (30) days thereafter;

       (j) the Company: (i) shall be in default under any of the OnStar Distribution Agreement, the Clear Channel Operational Assistance Agreement, the DIRECTV Operational Assistance Agreement, or the TCM Group Operational Assistance Agreement, and (ii) and shall not have remedied such default within thirty (30) days of receipt of notice thereof; or

       (k) the Company shall not have launched its first satellite by December 31, 2003;

then, in the case of any such Event of Default referred to in clause (g), (h), or (i) of this Section 12.1, automatically, or, in the case of any other such Event of Default, at the option of the Holders capable of providing Requisite Approval exercised by written notice to the Company, the Notes, together with the interest accrued thereon, shall forthwith become and be due and payable, without any other presentment, demand, protest or notice of any kind, all of which are hereby expressly waived.

       12.2. Default Remedies If an Event of Default exists, the Holders may exercise any right, power or remedy permitted to them by law, either by suit in equity or by action at law or both, whether for specific performance of any covenant or agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement, or the Holders may proceed to enforce payment of the Notes or to enforce any other legal or equitable right of the Holders. No course of dealing on the part of the Holders or any delay or failure on the part of the Holder to exercise any right shall operate as a waiver of such right or otherwise prejudice such Holder's powers and remedies. If an Event of Default exists, the Company will pay to the Holder, to the extent not prohibited by law, such further amount as shall be sufficient to cover the cost and expenses of collection or other proceedings, including, but not limited to, reasonable attorneys' fees.

       12.3. Notice of Default If any one (1) or more of the Events of Default specified in Section 12.1 shall occur, or if the holder of any evidence of Indebtedness of the Company gives any notice or takes any other action with respect to a claimed default, the

Company will forthwith give written notice thereof to the Holders describing the notice or action and the nature of the claimed default, including any Event of Default.

       13. Seniority of Notes (a) The Notes shall rank senior to all of the Company's existing Indebtedness as of the date hereof; and the Parties hereby agree and acknowledge that the Notes shall be subordinated to any High Yield Debt which may be issued by the Company at any time after the Closing in accordance with customary market standards as advised by the Company's investment bankers.

       (b) Except to the extent provided in Section 13(a) above or with Requisite Approval, the Company shall not assume or incur any Indebtedness senior in rank to, or on a parity with, any of the Notes.

       14. Expenses The Company will pay at Closing all reasonable fees and expenses relating to the sale and purchase of the Convertible Notes and to any amendment or modification to this Agreement or the Convertible Notes, including the reasonable fees and disbursements of outside counsel for the Investors.

       15. Survival All express representations and warranties contained in this Agreement or made in writing by or on behalf of the Company in connection with the transactions contemplated by this Agreement shall survive the execution and delivery of this Agreement, any investigation at any time made by the Investor or on the Investor's behalf, the issuance of the Note hereunder, and any disposition, payment or conversion of the Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed representations and warranties of the Company under this Agreement.

       16. Amendments and Waivers Any term of this Agreement or of the Note may be amended, and the observance of any term of this Agreement or of the Note may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and with the written consent of Holders holding Notes in aggregate principal amounts equal to or greater than, (i) in the case of amendments to or waivers of provisions of this Agreement generally, eighty-one percent (81%), (ii) in the case of any modification to Section 2, Section 3 or the Conversion Price, one hundred percent (100%), and (iii) in the case of any other non-material change or technical correction of this Agreement, the Requisite Approval. For the avoidance of doubt, a non-material or technical correction shall mean a change in the terms of this Agreement which has no material adverse effect or consequence to the rights, preferences and obligations of holders of the Convertible Notes or Conversion Stock. Any amendment or waiver effected in accordance with this Section 16 shall be binding upon each future Holder of the Note and the Company.

       17. Notices Except as otherwise provided in this Agreement, notices and other communications under this Agreement shall be in writing and shall be deemed properly served if: (i) mailed by registered or certified mail, return receipt requested, (ii) delivered by a recognized overnight courier service,
(iii) delivered personally, or (iv) sent by facsimile transmission, addressed to the General Counsel for each party at the address set forth on Attachment 17 for such party or at such other address or to the attention of such other officers as such party shall have furnished in writing pursuant to this Section 17. Such notice shall be deemed to have been received: (i) three (3) days after the date of mailing if sent by certified or registered mail, (ii) one (1) day after the date of delivery if sent by overnight courier, (iii) the date of delivery if personally delivered, or (iv) the next succeeding business day after transmission by facsimile.

       18. Execution in Counterparts This Agreement may be executed in any number of counterparts and by different Parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

       19. Binding Effect This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns, except that the Company shall not have the right to assign its rights or obligations hereunder or any interest herein without the prior written consent of the Holder which may be withheld for any reason.

       20. GOVERNING LAW; CHOICE OF FORUM; JURY TRIAL WAIVER THIS AGREEMENT
AND THE NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PROVISIONS THEREOF OTHER THAN NEW YORK GENERAL OBLIGATIONS LAW SECTIONS 5-1401 AND 5-1402.

       (b) IN THE EVENT THAT A JUDICIAL PROCEEDING IS NECESSARY, THE SOLE FORUM FOR RESOLVING DISPUTES ARISING OUT OF OR RELATING TO THIS AGREEMENT IS THE SUPREME COURT OF THE STATE OF NEW YORK IN AND FOR THE COUNTY OF NEW YORK OR THE FEDERAL COURTS LOCATED IN SUCH STATE AND COUNTY, AND RELATED APPELLATE COURTS. THE PARTIES HEREBY IRREVOCABLY CONSENT TO THE JURISDICTION OF SUCH COURTS AND AGREE TO SAID VENUE.

       (c) THE PARTIES HEREBY IRREVOCABLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

       21. Miscellaneous

       21.1. Conflict In the event of any conflict between the terms and conditions of the Term Sheet and either the Registration Rights Agreement or the Shareholders' Agreement, the terms and conditions of the Term Sheet shall prevail.

       21.2. Severability The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect. If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, such provision shall be interpreted so as to remain enforceable to the maximum extent permissible consistent with applicable law and the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provisions shall be deemed dependent upon any other covenant or provision unless so expressed herein.

       21.3. No Waiver It is agreed that a waiver by any party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by the breaching party.

       21.4. Further Assurances The Parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement, including without limitation, entering into the Registration Rights Agreement and the Shareholder's Agreement.

       IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly signed as of the date first above written.


                        [SIGNATURE PAGES PROVIDED SEPARATELY]

       IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly signed as of the date first above written.


XM SATELLITE RADIO HOLDINGS INC.                                    XM SATELLITE RADIO INC.


By:         /s/ Hugh Panero                                         By:         /s/ Hugh Panero
            ---------------                                                     ---------------
            Name:  Hugh Panero                                                  Name:  Hugh Panero
            Title: President & CEO                                              Title: President & CEO


CLEAR CHANNEL COMMUNICATIONS INC.                                   COLUMBIA XM RADIO PARTNERS, LLC

                                                                    By Columbia Capital LLC, its Managing Member
By:         /s/ _______________                                                 By:  /s/ James B. Fleming, Jr.
                                                                                     -------------------------
            Name:                                                               Name:  James B. Fleming, Jr.
            Title:                                                              Title: Managing Member

DIRECTV ENTERPRISES, INC.                                           GENERAL MOTORS CORPORATION

By:         /s/Steven J. Cox                                        By:         /s/ Mark G. Gibbens
            ----------------                                                    Name:  Mark G. Gibbens
            Name:  Steven J. Cox                                                       ---------------
            Title:                                                              Title: Director, Business Development as
                                                                                       Attorney-in-fact for Eric Feldstein,
                                                                                       Vice-President & Treasurer

MADISON DEARBORN CAPITAL PARTNERS III, L.P                          MADISON DEARBORN SPECIAL EQUITY III, L.P.
By Madison Dearborn Partners III, L.P., its general partner         By Madison Dearborn III, L.P., its general partner
By Madison Dearborn Partners LLC, its general partner               By Madison Dearborn Partners LLC, its general partner

By:         /s/James N. Perry                                       By:         /s/ James N. Perry
            ------------------------                                            ------------------
            Name:  James N. Perry                                               Name:  James N. Perry
            Title:                                                              Title:

MADISON DEARBORN CAPITAL PARTNERS III, L.P.                         TELCOM-XM INVESTORS, L.L.C.
By Madison Dearborn Partners III, L.P., its MANAGER
By Madison Dearborn Partners LLC, its general partner

By:         /s/James N. Perry                                       By:         /s/ Hal B. Perkins
            -----------------                                                   ------------------
            Name:  James N. Perry                                               Name:  Hal B. Perkins
            Title:                                                              Title: V.P. & General Counsel

Agreed and Accepted by:
AMERICAN MOBILE SATELLITE CORPORATION


By:         /s/Gary M. Parsons
            ------------------
            Name:  Gary M. Parsons
            Title: Chairman of the Board

                                 ATTACHMENT 2(a)



NAME OF INVESTOR                                                        PRINCIPAL AMOUNT OF NOTE
----------------                                                        ------------------------
Clear Channel.............................................................$75,000,000.00
DIRECTV...................................................................$50,000,000.00
GM........................................................................$50,000,000.00
Telcom....................................................................$25,000,000.00
Columbia Capital..........................................................$25,000,000.00
Madison Dearborn..........................................................$25,000,000.00

                                 ATTACHMENT 5.7
                              BENEFIT PLAN INVESTOR

(Check appropriate box):

   [ ]    (a)  It is not, nor are any of the underlying assets with respect to which the purchase is being made, a Benefit Plan Investor.

   [ ]    (b)  It, or one or more of the underlying assets with respect to which the purchase is being made, is a Benefit Plan Investor.

(NAME OF INVESTOR: __________________________________)

                                  ATTACHMENT 17
                                     NOTICES



PARTY                                     ADDRESS                                     FAX NO.
-----                                     -------                                     -------
XM Satellite Radio Holdings Inc.          1250 23rd Street, N.W.                      202-969-7050
                                          Suite 57
                                          Washington, D.C.  20037-1100

XM Satellite Radio Inc.                   1250 23rd Street, N.W.                      202-969-7050
                                          Suite 57
                                          Washington, D.C.  20037-1100

Clear Channel Communications, Inc.        200 Concord Plaza                           210-822-2229
                                          Suite 600
                                          San Antonio, TX 78216-6940

Columbia XM Radio Partners LLC            201 North Union Street                      703-519-3904
                                          Suite 300
                                          Alexandria, VA  22314

DIRECTV Enterprises, Inc.                 2230 E. Imperial Hwy.                       310-964-4114
                                          El Segundo, CA  90245

General Motors Corporation                767 Fifth Avenue                            212-418-6258
                                          14th Floor
                                          New York, NY  10153

Madison Dearborn Capital Partners         Three First National Plaza                  312-895-1225
III, L.P.,                                Chicago, IL  60602

Madison Dearborn Special Equity III,
L.P.,
Special Advisors Fund I, LLC.

Telcom-XM Investors L.L.C.                211 North Union Street                      703-706-3837
                                          Suite 300
                                          Alexandria, VA  22314

                                    EXHIBIT A

                                 [Form of Note]

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE THE SUBJECT OF A CERTAIN NOTE PURCHASE AGREEMENT AND A CERTAIN SHAREHOLDERS' AGREEMENT WHICH, AMONG OTHER THINGS, CONTAIN RESTRICTIONS ON THE TRANSFER OF SUCH SECURITIES. A COPY OF THE NOTE PURCHASE AGREEMENT AND THE SHAREHOLDERS' AGREEMENT ARE AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY.


U.S. $[    ]                                               Dated: _______, 1999

       FOR VALUE RECEIVED, the undersigned, XM SATELLITE RADIO HOLDINGS INC., a Delaware corporation with its principal office located at 1250 23rd Street N.W., Suite 57, Washington, D.C. 20037 (the "Company"), promises to pay to the order of [INVESTOR], a [ ] corporation with its principal office located at [ ] or its assignee (collectively, the "Holder"), the principal amount of $[ ], in the lawful currency of the United States of America, or such lesser or greater amount as shall then remain outstanding under this Note, at the times and in the manner provided in that certain Note Purchase Agreement dated as of June 7, 1999, by and among the Company, the Holder and the other Parties thereto, to which reference is hereby made and which is incorporated herein by reference, no later than December 31, 2004, or such other date upon which this Note shall become due and payable pursuant to the Note Purchase Agreement, whether by reason of extension, acceleration or otherwise (the "Maturity Date"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Note Purchase Agreement.

       The Company promises also to pay interest on the unpaid principal amount hereof at a rate equal to the Interest Rate, as provided in the Note Purchase Agreement, computed on the basis of the actual number of days (including the first day but excluding the last day of any relevant period) elapsed over a 360 day year, in accordance with the provisions of the Note Purchase Agreement. Interest shall be calculated on the outstanding principal amount of this Note for the period commencing on the Closing Date, and continuing through the Maturity Date, or the date of any permitted Conversion thereof. Interest on any past due amount of interest or principal, accruing on a daily basis, shall be payable on demand at a per annum rate equal to the Interest Rate plus 1%.

       This Note is convertible into shares of [Class A Common Stock] [Class A Convertible Preferred Stock] of the Company at the Conversion Price as provided for in the Note Purchase Agreement, subject to the terms, conditions and restrictions contained or referred to therein.

       As provided for in the Note Purchase Agreement, any and all interest payments accrued on the unpaid principal amount of this Note shall (unless otherwise paid) be capitalized on a quarterly basis and added to such unpaid principal amount, as of the respective Interest Capitalization Date, as additional principal amounts upon which future interest payments shall accrue at the Interest Rate.

       This Note is the Note referred to in the Note Purchase Agreement among the Company, the Holder and the other Investors and in the Registration Rights Agreement among the Company, the Holder, the other Investors, Baron and American Mobile dated on or about the date hereof and is entitled to the benefits thereof. In case an Event of Default shall occur and be continuing, the principal of and accrued interest on this Note may be declared, at the option of the Holder, to be due and payable in the manner and with the effect provided in the Note Purchase Agreement.

       Any payments made hereunder shall be applied first against costs and expenses of the Holder hereunder; then against default interest, if any; then against interest due hereunder; and then against principal due hereunder.

       All notices and other communications hereunder shall be in writing and, for purposes of this Note, shall be delivered in accordance with, and effective as provided in, the Note Purchase Agreement.

       The Company hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

       This Note shall be construed in accordance with, and be governed by the laws of, the State of New York without giving effect to any conflicts of law provisions of such laws (other than New York General Obligations Law Sections 5-1401 and 5-1402). The Company hereby irrevocably submits to the exclusive jurisdiction of the New York Supreme Court and the United States District Court located in the County of New York, State of New York, with respect to any action or proceeding arising out of or relating to this Note and irrevocably agrees that service of process in any such action or proceeding may be effectuated in any manner permitted by law, including by mailing or delivering a copy of such process to the Company at its address set forth above.

       This Note shall be binding upon the Company and inure to the benefit of the Holder and its respective successors and permitted assigns. The Holder may assign all, or any part of, or any interest in, the Holder's rights and benefits hereunder only to the extent and in the manner permitted in the Note Purchase Agreement and the Shareholders' Agreement. To the extent of any such assignment, such assignee shall have the same rights and benefits against the Company and shall agree to be bound by and to comply with the terms and conditions of the Note Purchase Agreement and the Shareholders' Agreement as it would have had if it were the Holder hereunder.

       Neither any failure nor any delay on the part of the Holder in exercising any right, power or privilege under this Note shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege.

       The Company agrees to pay on demand all losses, costs and expenses, if any, including attorneys' fees, incurred by the Holder in connection with the enforcement of this Note in the event default occurs in the payment of any amounts due hereunder.

       IN WITNESS WHEREOF, the Company has caused this Note to be executed by its officer thereunto duly authorized as of the date first above written.


                                XM SATELLITE RADIO HOLDINGS INC.


                                By:
                                        -------------------------------------
                                        Name:
                                        Title:


GUARANTY

XM Satellite Radio Inc. hereby unconditionally guarantees the full and timely payment when due of all amounts payable under this Note and the performance by the Company of all of its obligations hereunder.

                                XM SATELLITE RADIO INC.


                                By:
                                        -------------------------------------
                                        Name:
                                        Title:

                               DISCLOSURE SCHEDULE

                                  SCHEDULE 4.2
                              SUBSIDIARIES (LIENS)


(a) The Company has granted a lien in favor of WorldSpace, Inc., on approximately 67% of the shares of XM Satellite Radio Inc., which will be released upon the Closing.

(b) The Company has granted a lien in favor of Citibank, N.A., on all assets of the Company to secure a loan of $97,000 that is otherwise fully cash-collateralized by a pledged cash deposit account.

                                  SCHEDULE 4.6
                        ABSENCE OF DEFAULTS AND CONFLICTS


See "Certain Transactions--Satellite Contract"  (pp. 71-72)

See "Risk Factors--Dependence Upon Satellite and Launch Contractors--Satellite Contract Breach" (pp. 88-89)


(All page references refer to the Confidential Memorandum)

                                  SCHEDULE 4.7
                             ABSENCE OF PROCEEDINGS


See "Business--Intellectual Property--Litigation with CD Radio"  (pp. 58-59)

See "Business--Regulatory and Other Legal Issues"  (pp. 60-61)

See "Business--Legal Proceedings"  (pp. 62)

See "Risk Factors--Litigation with CD Radio"  (pp. 86-87)

See "Risk Factors--Continuing Oversight by the FCC and Other Regulatory Matters" (pp. 92-94)


(All page references refer to the Confidential Memorandum)

                                  SCHEDULE 4.8
                       POSSESSION OF LICENSES AND PERMITS



See "Business--Regulatory and Other Legal Issues"  (pp. 60-61)

See "Risk Factors--Possible Delays and Adverse Effect of Delay"  (pp. 84-85)

See "Risk Factors--Dependence Upon Satellite and Launch Contractors--Dependence Upon Launch Services Provider" (pp. 89-90)

See "Risk Factors--Continuing Oversight by the FCC and Other Regulatory Matters" (pp. 92-97)

See "Risk Factors--Unavailability of XM Radios"  (pp. 99-100)

See "Risk Factors--Need to Obtain Rights to Programming"  (p. 100)



(All page references refer to the Confidential Memorandum)

                                  SCHEDULE 4.12
                                  INDEBTEDNESS



See "Certain Transactions--Satellite Contract"  (pp. 71-72)

See "Risk Factors--Dependence Upon Satellite and Launch Contractors--Satellite Contract Breach" (pp. 88-90)

See "(2) Related Party Transactions" and "(4) Debt" in the Notes to the Financial Statements attached to the Confidential Memorandum.

See "Certain Transactions--Bridge Loan Agreement" (p. 75)

See "Certain Transactions--Security Agreement" (p. 75)



(All page references refer to the Confidential Memorandum)

                                  SCHEDULE 4.13
                           TITLE TO PROPERTIES; LIENS


See "Certain Transactions--Satellite Contract"  (pp.71-72)

See "Risk Factors--Dependence Upon Satellite and Launch Contractors" (pp. 88-89)

See Schedule 4.2 and Schedule 4.12 hereof.


(All page references refer to the Confidential Memorandum)

                                  SCHEDULE 4.14
                    PATENTS, TRADEMARKS, AUTHORIZATIONS, ETC.


See "Business--Corporate Sponsors and Ownership"  (pp. 51-52)

See "Business--Intellectual Property"  (pp. 58-59)

See "Certain Transactions--Technical Services Agreements" and "--Technology License" (pp. 72-75)

See "Risk Factors--Risks Related to Intellectual Property and Uncertain Scope of Technology" (p. 86)

See "Risk Factors--Litigation with CD Radio"  (pp. 86-87)

See "Risk Factors--Need to Obtain Rights to Programming"  (p. 100)

See "Risk Factors--Dependence on American Mobile and WorldSpace"  (p. 103)


(All page references refer to the Confidential Memorandum)

                                  SCHEDULE 4.15
                              GOVERNMENTAL CONSENTS


See "Business--Regulatory and Other Legal Issues"  (pp. 60-61)

See "Risk Factors--Dependence Upon Satellite and Launch Contractors--Dependence Upon Launch Services Provider" (pp. 89-90)

See "Risk Factors--Continuing Oversight by the FCC and Other Regulatory Matters" (pp. 92-97)


(All page references refer to the Confidential Memorandum)

                                  SCHEDULE 4.19
                                 CAPITALIZATION


            Shareholders' equity:

            Common Stock, 3000 shares authorized, 125 shares issued and outstanding actual(1); 5000 authorized pro forma(2) and as adjusted(3) no shares issued and outstanding pro forma and as adjusted (as described below);

            Class A Common Stock, no shares authorized, issued and outstanding actual; 2500 shares authorized pro forma and as adjusted; no shares issued and outstanding pro forma and as adjusted;

            Class B Common Stock, no shares authorized, issued and outstanding actual; 1000 shares authorized pro forma and as adjusted; 125 shares issued and outstanding pro forma and as adjusted;

            Class C Common Stock, no shares authorized, issued and outstanding actual; 500 shares authorized pro forma and as adjusted; no shares issued and outstanding pro forma and as adjusted; and

Preferred Stock, no shares authorized, issued and outstanding actual; 1000 shares authorized, 500 reserved for Class A Convertible Preferred Stock, pro forma and as adjusted; no shares issued and outstanding pro forma and as adjusted.


------------------------

(1) Excludes 325.9716 shares of our Class B Common Stock issuable upon exercise of certain options and convertible indebtedness held by WorldSpace, Inc., and American Mobile, assuming conversion as of June 15, 1999 and completion of the transactions contemplated by the Note Purchase Agreement and excludes 25 shares of common stock reserved for issuance upon the exercise of options granted under the Company's Stock Plan.

(2) Assumes the filing of our Restated Certificate of Incorporation.

(3) Assumes the filing of our Restated Certificate of Incorporation and the completion of transactions contemplated in the XM Exchange Agreement and this Agreement.

                                  SCHEDULE 4.22
                                 MATERIAL EVENTS

See "Risk Factors--Dependence Upon Satellite and Launch Contractors--Satellite Contract Breach" (pp. 88-89)

See "Risk Factors--Dependence Upon Satellite and Launch Contractors--Dependence Upon Launch Services Provider" (pp. 89-90)

See "Risk Factors--Need for Substantial Further Financing" (pp. 83-84)


(All page references refer to the Confidential Memorandum)